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                                                                    EXHIBIT 10.1
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                      AMENDED AND RESTATED LOAN AGREEMENT


                                 June 30, 1999


                                     among


                              CORVIS CORPORATION,

                                 as "Borrower",


                                      and


                      VENTURE LENDING & LEASING II, INC.,
                                   as "Agent"

                                      and

                      VENTURE LENDING & LEASING II, INC.,
                      and other Lenders signatory hereto,

                                  as "Lenders"

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                      AMENDED AND RESTATED LOAN AGREEMENT

          This Amended and Restated Loan Agreement (this "Agreement") is executed July 23, 1999, effective as of June 30, 1999, by and among Corvis Corporation, a Delaware corporation ("Borrower"), Venture Lending & Leasing II, Inc., a Maryland corporation, in its capacity as Agent for the Lenders ("Agent") and as a Lender (sometimes individually "VLL"), and the commercial lenders from time to time signatory hereto (individually, a "Lender" and collectively, the "Lenders").

                                    Recitals
                                    --------

          A. Borrower has requested that Lenders make available a secured term loan facility to provide acquisition financing for equipment at specified business premises to be developed by Borrower, and a secured term loan facility for general working capital purposes.

          B. Lenders are willing to make such facilities available to Borrower on the terms and conditions set forth in this Agreement, which amends and restates in its entirety that certain Loan Agreement dated as of June 30, 1999, initially executed by Borrower and VLL.

          Accordingly, the parties agree as follows:

                          ARTICLE 1 - INTERPRETATION

  1.1 Definitions. The definitions appearing in this Agreement shall be applicable to both the singular and plural forms of the defined terms:

"Account" means a right to payment for goods sold or leased by Borrower or for services rendered by Borrower, which right is not evidenced by an instrument or chattel paper, whether or not earned by performance.

"Affiliate" means any Person which directly or indirectly controls, is controlled by, or is under common control with Borrower. "Control," "controlled by" and "under common control with" mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns thirty-five percent (35%) or more of the securities having ordinary voting power for the election of directors of a corporation.

"Agent" shall have the meaning assigned to such term in the preamble hereto.

"Agreement" means this Loan Agreement, as each may be amended or supplemented from time to time.

"Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.
(S)101, et seq.), as amended.
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"Basic Interest" means the fixed rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.

"Borrowing Base" means, as of any date of determination, the lesser of (i) the difference between (A) the aggregate Commitments of the Lenders, and (B) the aggregate original principal amount of all Equipment Loans made on or before such date of determination, and (ii) an amount equal to the sum of (A) 75% of Borrower's cash and Cash Equivalents, (B) 80% of Eligible Accounts, and (C) 65% of Eligible Inventory.

"Borrowing Date" means the Business Day on which the proceeds of a Loan are disbursed by Lenders.

"Borrowing Request" means a written request from Borrower in substantially the form of Exhibit "C", hereto, requesting the funding of one or more Loans on a
        -----------
particular Borrowing Date.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

"Cash Equivalents" means, as of any date of determination, the following assets or rights of Borrower: (i) marketable direct obligations issued or unconditionally guaranteed by the United States government having maturities of not more than 12 months from the date of acquisition; (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, and overnight bank deposits, in each case issued by a commercial bank organized under the laws of the United States or any state thereof which at the time of acquisition are rated A-1 or better by Standard & Poor's Corporation (or equivalent), and not subject to any offset rights in favor of such bank arising from any banking relationship with such bank; and
(iii) the aggregate amount of equity that existing shareholders of Borrower have agreed to contribute to Borrower's capital pursuant to binding, unconditional written commitments which may be called by Borrower, at its sole option, at any time and from time to time, all as satisfactorily evidenced to the Majority Lenders at the request of Agent from time to time.

"Cleanup Laws" shall mean any federal, state or local statute or regulation relating to hazardous or toxic wastes or substances or the removal thereof.

"Closing Date" means the date of this Agreement.

"Collateral" means all Borrower's Accounts, Deposit Accounts, Equipment, Fixtures, General Intangibles, Goods, Inventory, Rights to Payment, Investment Property and securities now owned or hereafter acquired or arising (but excluding Intellectual Property) wherever located, and whether held by Borrower or any third party, and all royalties, proceeds and products thereof, including all insurance and condemnation proceeds ("Proceeds"), and all monies now or at any time hereafter in the possession or under the control of Lenders or a bailee or affiliate of Lenders, including any cash in any cash collateral or other account, and all Records.

"Commitment" means, with respect to any Lender, the commitment of such Lender to make Loans to Borrower in an aggregate principal amount at any one time outstanding up to but not

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exceeding the amount set forth opposite such Lender's name on Exhibit "A"
                                                              -----------
hereto, as the same may be amended from time to time, under the caption "Commitment".

"Default" means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

"Default Rate" is defined in Section 2.14.

"Deposit Accounts" means all Borrower's demand, time, savings, passbook or similar accounts maintained with a financial institution or credit union.

"Designated Rate" means eight and one-half of one percent (8.50%) per annum.

"Eligible Accounts" means Accounts which meet each of the following requirements: arise in the ordinary course of Borrower's business; upon which Borrower's right to payment is absolute and not contingent on the fulfillment of any conditions; against which there has not been asserted any defense, offset or discount; are owned free and clear of Liens by Borrower except in favor of Lenders and the Permitted Lien in favor of Comdisco, Inc., and to the extent permitted under Section 2.16(c) in favor of any institutional lender under such provision; and are not more than 90 days past due; provided, however, that the fact that an account debtor may assert an offset or defense against payment of one Account or a portion of an Account shall not, by itself, render ineligible other Accounts or any remaining undisputed portion of such Account from such account debtor.

"Eligible Collateral" means and shall include (i) all of Borrower's cash and Cash Equivalents; (ii) Eligible Accounts; and (iii) Eligible Inventory.

"Eligible Inventory" means Inventory as reflected on Borrower's financial statements in accordance with GAAP which meets all of the following requirements: is located in a state within the continental United States in which a UCC-1 in favor of Agent covering Inventory is on file and in effect; is owned by Borrower free and clear of all Liens except in favor of Agent or in favor of Comdisco Inc. so long as such Lien is subject to an Intercreditor Agreement satisfactory to Majority Lenders providing for pari passu rights in such collateral; in the reasonable judgment of Majority Lenders is not obsolete, unsalable, damaged or unfit for further processing; and for which Borrower has received a purchase order from a non-affiliated purchaser calling for shipment to such purchaser within 120 days and which Borrower reasonably expects to be able to ship within such 120-day period.

"Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.

"Equipment" means all of Borrower's equipment now owned or hereafter acquired, including but not limited to machinery, machine parts, furniture, furnishings and all tangible personal property used in the business of Borrower and all such property which is or is to become fixtures on real property, and all improvements, replacements, accessions and additions thereto, wherever located, and all proceeds thereof arising from the sale, lease, rental or other use or disposition of

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any such property, including all rights to payment with respect to insurance or condemnation, returned premiums, or any cause of action relating to any of the foregoing.

"Equipment Loan" means any Loan requested by Borrower and funded by a Lender to finance Borrower's acquisition or carrying of specific items of Equipment.

"Event of Default" means any event described in Section 7.1.

"Fixtures" means all items of personal property of Borrower that are so related to the real property upon which they are located that an interest in them arises under real property law, and improvements, replacements, parts, accessions and additions thereto, and substitutions therefor.

"Funding Amount" means the amount of the Loan to be made by each respective Lender on the Borrowing Date (net of any payments of interest and/or principal required to be paid by the Borrower on the Borrowing Date under the terms of this Agreement).

"Funding Date" is defined in Section 2.5.

"GAAP" means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

"General Intangibles" means all personal property of Borrower, other than Goods, not otherwise defined as Collateral, including without limitation all interests or claims in insurance policies; licenses, permits, franchises and like privileges or rights issued by any governmental or regulatory authority; income tax refunds; customer lists; claims and causes of action (whether in contract, tort or otherwise), judgments and all guaranty claims, leasehold interests in personal property, security interests or other security held by or guaranteed to the Borrower to secure the payment by an account debtor of any of the Accounts.

"Goods" means all money and other personal property of Borrower, other than General Intangibles, not otherwise defined as Collateral.

"Indebtedness" of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all

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obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

"Insolvency Proceeding" means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

"Intellectual Property" means all of Borrower's literary property, trade names, trade name rights, trade secrets, Trademarks, Trademark rights, copyrights, Patents, and all applications and licenses therefor, and licenses from third parties to use similar rights and properties of such third licensors.

"Inventory" means all Borrower's raw materials, advertising, packaging and shipping materials, work in process, finished goods and goods held for sale or lease or furnished under contracts of service, and all returned and repossessed goods, and all goods covered by documents of title, including warehouse receipts, bills of lading and all other documents of every type covering all or any part of the Collateral.

"Investment Property" has the meaning ascribed to it in Section 9115 of the UCC.

"Lenders" shall have the meaning assigned to such term in the preamble hereto. As of the date of this Agreement VLLI is the sole Lender. Other institutions may become Lenders by becoming signatories to this Agreement with the prior written consent of Borrower.

"Lien" means any voluntary or involuntary security interest, mortgage, pledge, claim, charge, encumbrance, title retention agreement, or third party interest, covering all or any part of the property of Borrower or any other Person.

"Loan" means an extension of credit by a Lender under Article 2 of this Agreement, and may be an Equipment Loan or a Working Capital Loan.

"Loan Documents" means, individually and collectively, this Agreement, each Note, and any other security or pledge agreement(s), the Warrants issued by Borrower in connection with this Agreement, and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.

"Majority Lenders" shall mean, at any time while no Loans are outstanding hereunder, Lenders having at least 66-2/3% of the aggregate Commitments and, at any time while Loans are out-standing, Lenders holding at least 66-2/3% of the outstanding aggregate principal amount of the Loans.

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"Material Adverse Effect" or "Material Adverse Change" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Borrower; (b) a material impairment of the ability of Borrower to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

"Maturity Date" means, with regard to a Loan, the earlier of (i) its maturity by reason of acceleration, or (ii) its stated maturity date; and is the date on which payment of all outstanding principal, accrued interest, and the Terminal Payment with respect to such Loan is due.

"Note" means a promissory note substantially in the form attached hereto as

Exhibit "B", with appropriate modifications as noted on such form, executed by
-----------
Borrower evidencing each Loan.

"Obligations" means all debts, obligations and liabilities of Borrower to Lenders, and the Agent currently existing or now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement, whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by Lenders by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all attorneys' fees and costs incurred by the Agent or the Lenders in connection with the collection and enforcement thereof as provided for in any Loan Document.

"Patent License" means any written agreement now or hereafter in existence granting to Borrower any right to make, use, sell or practice any invention on which a Patent is in existence.

"Patents" means all of the following: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and (ii) all reissues, divisions, continuations, continuations-in-part, renewals or extensions thereof.

"Permitted Lien" means:

     (a) Involuntary Liens which, individually or in the aggregate, would not have a Material Adverse Effect and which in any event individually would not exceed the Threshold Amount;

     (b) Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

     (c) security interests on any property held or acquired by Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the

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property acquired with such Indebtedness and that the principal amount of such
Indebtedness does not exceed one hundred percent (100%) of the cost of such property; and further provided, that such property is not equipment with respect to which a Loan has been made hereunder;

     (d) Liens in favor of Agent for the benefit of the Lenders;

     (e) bankers' liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

     (f) materialmen's, mechanics', repairmen's, employees' or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;

     (g) any judgment, attachment or similar Lien, unless the judgment it secures has not been discharged or execution thereof effectively stayed and bonded against pending appeal within 30 days of the entry thereof; and

     (h) Liens which have been approved by the Agent Lenders in writing prior to the Closing Date, including Liens in favor of Comdisco, Inc. to secure aggregate indebtedness to Comdisco, Inc. not to exceed $8,000,000 and provided that Comdisco, Inc. shall have entered into an intercreditor agreement in form and substance satisfactory to Agent and the Lenders providing for the Liens of Comdisco, Inc. to be pari passu with those of Agent and the Lenders; and Liens which are permitted under Section 2.16(c).

"Person" means any individual or entity.

"Pro Rata" means, as to any Lender at any time, the percentage equivalent at such time of (i) such Lender's aggregate unpaid principal amount of Loans, divided by (ii) the combined aggregate unpaid principal amount of all Loans of all Lenders.

"Qualified Public Offering" means the closing of a firmly underwritten public offering of Borrower's common stock with aggregate proceeds of not less than $20,000,000 (prior to underwriting expenses and commissions).

"Records" means all Borrower's computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning or evidencing Collateral .

"Related Person" means any Affiliate of Borrower, or any officer, employee, director or equity security holder of Borrower or any Affiliate.

"Rights to Payment" means all Borrower's accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under contract or any commercial or standby letter of credit.

"Security Agreement" means that certain Security Agreement of even date herewith between the Borrower and the Agent for the benefit of the Lenders in the form of Exhibit "F" hereto.
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"Security Documents" means the Security Agreement and any and all collateral assignments, chattel mortgages, financing statements, amendments to any of the foregoing and other documents from time to time executed or filed to create, perfect or maintain the perfection of the Lenders' Liens on the Collateral.

"Terminal Payment" means, (i) with respect to each Equipment Loan, an amount payable on the Maturity Date of such Loan in an amount equal to fifteen percent (15.00%) of the original principal amount of such Loan, and (ii) with respect to each Working Capital Loan, an amount payable on the Maturity Date of such Loan in an amount equal to fourteen percent (14%) of the original principal amount of such Loan.

"Termination Date" means the earlier of (a) the date Lenders may terminate making Loans or extending other credit pursuant to the rights of the Lenders under Article 7 of the Agreement, or (b) June 30, 2000.

"Threshold Amount" means One Hundred Thousand Dollars ($100,000.00).

"Total Commitment" means the aggregate Commitments of the Lenders to make Loans hereunder.

"Trademark License" means any written agreement now or hereafter in existence granting to Borrower any right to use any Trademark.

"Trademarks" means all of the following: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or will appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and (ii) all reissues, divisions, continuations, continuations-in-part, renewals or extensions thereof.

"UCC" means the Uniform Commercial Code as enacted in the applicable jurisdiction, in effect on the Closing Date and as amended from time to time.

"Working Capital Loan" means any Loan requested by Borrower and funded by a Lender for general working capital purposes of Borrower, and not to finance the acquisition or carrying of specific items of Equipment.

"Year 2000 Compliant" shall mean with regard to any entity, that all computers and embedded microchips in non-computing devices utilized by, and material to the business, operations or financial condition of, such entity are able to interpret and manipulate date on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the Year 2000.

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                     ARTICLE 2 - THE COMMITMENTS AND LOANS

  2.1  The Commitments.

  (a) Working Capital Facility. Subject to the terms and conditions of this Agreement, each of the Lenders hereby severally agrees to make Working Capital Loans to Borrower from time to time from the Closing Date and to and including the Termination Date in aggregate original principal amount up to but not exceeding the lesser of (i) such Lender's pro rata share of the Borrowing Base (based on the proportion that such Lender's Commitment, as then in effect, bears to the aggregate Commitments of all Lenders), and (ii) the then unfunded portion of such Lender's Commitment.

  (b) Equipment Loan Facility. Subject to the terms and conditions of this Agreement, each of the Lenders agrees to make Equipment Loans to Borrower from time to time from the Closing Date and to and including the Termination Date in aggregate original principal amount up to but not exceeding the lesser of (i) the then unfunded portion of such Lender's Commitment, and (ii) such Lender's pro rata share (based on the proportion that such Lender's Commitment, as then in effect, bears to the aggregate Commitments of all Lenders) of an amount equal to 100% of the amount paid or payable by Borrower to a manufacturer, vendor or dealer who is not an Affiliate of Borrower for each item of Equipment being financed with the proceeds of such Loan as shown on an invoice therefor (excluding any commissions and any portion of the amount invoiced which relates to servicing of the Equipment, delivery charges or sales taxes payable upon acquisition).

  (c) Nature of Commitments; Borrowing Base Limitation. No Commitment is a revolving credit commitment, and Borrower does not have the right to repay and reborrow hereunder. In no event shall any Lender be obligated to make Loans to Borrower which, in the aggregate, exceed the Commitment of such Lender. If at any time the aggregate outstanding amount of Working Capital Loans exceeds the aggregate Commitments of all Lenders or the Borrowing Base (an "Excess Amount"), Borrower shall immediately either prepay Working Capital Loans by such Excess Amount, without premium or penalty, and/or provide such additional Eligible Collateral as is necessary to bring Borrower into compliance; provided, however,
                                                              --------  -------
that if as of the date that any Compliance Certificate certifying the Borrowing Base is delivered, or is to have been delivered, an Excess Amount exists and is less than twenty percent (20%) of the Borrowing Base, then Borrower shall have sixty (60) days from such date within which to prepay Working Capital Loans or to provide additional Eligible Collateral to eliminate such Excess Amount.

  2.2     Notes Evidencing Loans; Repayment.    Each Loan made by each Lender
shall be evidenced by separate promissory notes of the Borrower made payable to each individual Lender, in the form of Exhibit "B". Each Note shall be dated as
                                       -----------
of the Borrowing Date, shall be payable to the order of such Lender in the total principal amount of the Loan, and shall otherwise be duly completed. Principal and interest of each Loan shall be payable at the times and in the manner set forth in the Note. Notwithstanding anything to the contrary in Section 2.10 hereof or in the form of Note attached hereto as Exhibit "B", the parties agree
                                                 -----------
that, for any loan funded prior to July 31, 1999, payments of interest only shall be made in advance on the applicable Borrowing Date at the rate of fourteen percent (14%) per annum, that such Loan shall be

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

refinanced, without prepayment premium, by a new Loan from the Lenders on or about August 1, 1999 (the actual date of the making of such new Loan being the "Refunding Date"), and that monthly amortization payments on such Loan, based on the Designated Rate, shall commence in advance on the Refunding Date, as more particularly provided in the form of Note.

  2.3  Procedures for Borrowing.

  (a) Whenever the Borrower desires to borrow under this Agreement, the Borrower shall give the Agent written notice of such proposal, stating the total amount requested, in substantially the form of Borrowing Request attached hereto as

Exhibit "C".  The total amount of the borrowing shall be allocated Pro Rata
-----------
among the Lenders, to be advanced as separate Loans in the aggregate amount requested. If the Borrowing Request is for Equipment Loans, Borrower shall submit with the Borrowing Request such schedules, invoices, purchase orders and other documents descriptive of the Equipment as Agent may request, and the Agent shall provide such documentation to the Lenders by overnight mail, deliverable on the Business Day following delivery by the Borrower of such documentation.
If the Borrowing Request is for Working Capital Loans, the Borrowing Request shall be accompanied by a Borrowing Base Certificate as of the date submitted. No Borrowing Request shall request that Lenders fund less than $1,000,000 in aggregate Working Capital Loans and/or $500,000 in aggregate Equipment Loans, unless the remaining Total Commitment is less than such minimum amounts, in which case the Borrowing Request shall be for the remaining Total Commitment. Each Borrowing Request shall be irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. San Francisco time on the date that is at least five (5) Business Days prior to the date of the proposed borrowing. If any such Borrowing Request is by facsimile transmission, it shall be confirmed in a writing sent by the Borrower to the Agent on the next Business Day.

  (b) Promptly upon receipt of a Borrowing Request, but not later than one (1) Business Day after receipt of the Borrowing Request and the related documentation, the Agent shall calculate each Lender's Funding Amount, and notify each Lender telephonically of the Borrowing Request and such Lender's Funding Amount, and shall transmit copies of the Borrowing Request and the Funding Amounts by facsimile to each Lender.

  (c) If any Lender believes in good faith that a Default or Event of Default has occurred and is then continuing and on that basis determines that it will not advance its Funding Amount to Borrower on the Funding Date, it shall notify the Agent, each other Lender and the Borrower of such determination promptly but in no event later than 4:00 p.m. on the Business Day that is two (2) Business Days prior to the Funding Date (a "Suspension Notice"). If a Suspension Notice is given, each other Lender may, at its sole election, suspend its Commitment and refrain from advancing its own Funding Amount to Borrower, and each of the Lenders and Borrower agree promptly to meet and confer in good faith about the basis for the Suspension Notice.

  2.4     Required Borrowing Documentation.    The Borrower, on or prior to the
Funding Date stated in a Borrowing Request, which shall be a date that is not less than five (5) Business Days after receipt by Agent of the Borrowing Request, and as of the date of the making of any related Loan, shall have satisfied all applicable conditions precedent to such borrowing contained in this Agreement and the Security Agreement, including delivery to each Lender of executed

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

original Notes evidencing such Loan, and delivery to the Agent under the Security Agreement of all applicable UCC financing statements covering any Equipment being financed with the proceeds of such Loan. Without limiting the generality of the foregoing, not later than 1:00 p.m. on the Business Day that is two (2) Business Days prior to the Funding Date, Borrower shall have executed and delivered to Agent an original Note for each Lender for its Loan to be advanced, and any UCC-1 financing statements, amendments, releases or termination statements that may be required by Agent. Such promissory notes and UCC statements, if any, shall have been prepared by Agent promptly following receipt of the related Borrowing Request. Agent shall cause each Lender's original executed promissory note and copies of any such UCC statements relating to the Loan to be delivered to such Lender by the close of business on the Business Day that is two (2) Business Days prior to the Funding Date, if requested by such Lender to facilitate the funding of its Loan.

  2.5     Disbursement of Loan Proceeds.    Not later than 1:00 p.m., San
Francisco time, on the date specified in the Borrowing Request for each borrowing (the "Funding Date"), each Lender shall transfer to the Borrower's account #003933903417 (the "Account") at Bank of America N.T.&S.A. (formerly NationsBank), Baltimore, MD, by wire transfer to ABA #052001633 for credit to the Account of Corvis Corporation, or otherwise, but in any event in immediately available funds, its respective Funding Amount.

  2.6  Time and Method of Payments.

  (a) Not later than one Business Day after receipt of the Borrowing Request, the Agent shall prepare and distribute to each of the Lenders and the Borrower an amortization schedule showing the principal amount of each Lender's Loan that is to be advanced to the Borrower's account on the Funding Date and the regularly scheduled, monthly installment amount to be paid by the Borrower in respect of each Lender's Loan made on such Funding Date. Each Lender shall be responsible for verifying such amounts; however, the Agent's calculation shall be presumed correct unless rebutted by the Lender or the Borrower. Agent shall not be liable for any error in calculating a Lender's Loan installment amount. If at any time or from time to time a Lender desires to enforce any right under this Agreement to collect late charges and/or interest at the Default Rate, it shall promptly notify Borrower and Agent, and appropriate adjustment shall be made to the loan schedule to reflect any changes in the monthly installment payable by Borrower in respect of such Lender's Loan(s).

  (b) All payments of principal, interest, fees and other amounts (including indemnities) payable by the Borrower hereunder shall be made, in immediately available funds not later than 1:00 p.m., San Francisco time, on the date on which such payment shall become due (the "Payment Date"), by disbursement to each Lender of its respective share of such payment on each Payment Date to the address of such Lender for payments shown on Exhibit "A" hereto and, if
                                             -----------
indicated on such Exhibit, by wire transfer to such Lender's account according to the instructions shown on such Exhibit opposite such Lender's name. Any payment received by the Agent or any Lender hereunder for the account of any other Lender shall be paid promptly to such Lender, in like funds, for the Loan in respect of which such payment is made.

  2.7     Several Obligations.    Except as otherwise provided in Section 2.3(c)
following a Suspension Notice, the failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve the other Lenders of their respective obligations to make their Loans on such date; but in no event shall any Lender be responsible for the failure of the other Lenders to make Loans to be made by such other Lenders. In the case of Equipment Loans requested by Borrower to be funded on a particular Funding Date, if one or more Lenders does not advance its Equipment Loan (because of a Suspension Notice or otherwise), then: (i) if Borrower has provided equipment collateral sufficient to support the entire amount of Equipment Loans originally requested in the related Borrowing Request, then the amount of the excess collateral coverage resulting from the failure of one or more Lenders to make their respective Equipment Loans shall be available to Borrower as support for subsequent Equipment Loan requests; and (ii) the non-funding Lenders shall not be entitled to share in any proceeds realized from such items of equipment collateral unless and only to the extent that such non-funding Lenders later make the Equipment Loans previously requested by Borrower and not funded by such Lenders, subject to the provisions of any intercreditor or other agreement among the Lenders..

  2.8     Pro Rata Treatment Among Lenders.    Except as otherwise provided
herein: (i) each borrowing from the Lenders under Section 2.1 hereof will be made by them in proportion to their respective Commitments; (ii) each scheduled payment of principal and Basic Interest on the Loans, if timely paid by Borrower and any voluntary prepayments of principal, shall be paid to the Lenders according to the amortization schedule provided for in each Lender's Note evidencing such Loans (in the event such scheduled payment is less than the aggregate amount due to be paid to all Lenders under their Notes, but prior to any acceleration of the Notes, such payment shall be allocated ratably among the Lenders in proportion to the regular installment amounts provided in the Notes); and (iii) all Terminal Payments shall be allocated Pro Rata among the Lenders. If any payment under clause (ii) or (iii) of this Section is not paid ratably among the Lenders, whether as a result of the Borrower's failure to make a particular payment to one or more Lenders while paying other Lenders, or otherwise, then each Lender that has actually received a payment in excess of its ratable share shall promptly purchase from each Lender who received no payment or payment less than its ratable share a participation in the Loans held by such Lender in such amount, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share in such payments pro rata in the aforesaid manner. If prior to all Loans and other obligations of Borrower to the Lenders having been paid in full, any action to realize upon the Collateral is taken following default by the Borrower, then proceeds of Collateral and any other payments or distributions received on account of the Loans shall be distributed Pro Rata among all of the Lenders.

  2.9     Sharing of Payments and Set-Off Among Lenders.    The Borrower hereby
agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on any of its Loans hereunder, or any fee payable to it, that is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the other Lenders thereof, provided that its failure to give such notice shall not affect the validity thereof. If a Lender shall effect payment of any principal of or interest on Loans held by it under this Agreement through the exercise of any right of set-off, banker's lien, counterclaim or similar right, it shall promptly purchase from the other Lenders participations in the Loans held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or other-wise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation in the Loans held by the other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

  2.10    Interest.   Except as provided in Sections 2.2 and 2.13, Basic
Interest on the outstanding principal balance of the each Loan shall accrue daily at the Designated Rate from the Borrowing Date until the Maturity Date.

  2.11    Terminal Payment.   Borrower shall pay the Terminal Payment with
respect to each Loan on the Maturity Date of such Loan, unless such Loan is prepaid in accordance with Section 2.20.

  2.12    Interest Rate Calculation.   Basic Interest, along with charges and
fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay any Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

  2.13    Default Interest.    Any unpaid payments of principal or interest or
the Terminal Payment with respect to any Loan shall bear interest from their respective maturities, whether scheduled or accelerated, at the Designated Rate for such Loan plus five percent (5.00%) per annum, until paid in full, whether before or after judgment (the "Default Rate"). Borrower shall pay such interest on demand.

  2.14    Late Charges.   If Borrower is late in making any payment of principal
or interest or Terminal Payment under this Agreement by more than fifteen (15) days, Borrower agrees to pay a late charge of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lenders for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that will be sustained by Lenders due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lenders to collect any other amounts provided to be paid or to declare a default under this Agreement or any of the other Loan Documents or from exercising any other rights and remedies of Lenders.

  2.15 Lenders' Records. Principal, Basic Interest, Terminal Payments and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by Lenders for such purpose. Each payment on and any other credits with respect to principal,

Basic Interest, Terminal Payments and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Absent manifest error, Lenders' records shall be conclusive evidence thereof.

  2.16    Grant of Security Interests.

  (a) General Loan and Collateral Agreement.   As collateral security for the
payment and performance of any and all sums owing under the Loan Documents, the Borrower hereby grants to the Agent for the benefit of the Lenders and the Agent and to each Lender in its capacity as a Lender hereunder, a lien on and security interest in any and all deposits or other sums at any time credited by or due from the Agent or such Lender to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to the Agent or such Lender from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence of any Event of Default be set-off, appropriated and applied by the Agent or such Lender against any of the Obligations whether or not such Obligations are then due or are secured by any collateral, or, if they are so secured, whether or not such collateral held by the Agent or any Lender is considered to be adequate.

  (b) Additional Collateral Security. In addition to the collateral described in Section 2.16(a) hereof, payment of the Obligations shall also secured by a perfected security interest in all Collateral, as defined herein and in the Security Documents executed in connection herewith, whether now owned or hereafter acquired, as provided in the Security Documents.

  (c) Subordination of Liens. So long as no Event of Default has occurred and is then continuing, once Borrower has achieved net income (as determined in accordance with GAAP) of at least $1,000,000.00 per month in each of any three consecutive months after the Closing Date, Lenders agree that Agent shall subordinate the priority of its Lien on Accounts to a Lien in favor of a commercial bank or other institutional lender providing a working capital loan facility to Borrower secured by Accounts on customary and reasonably commercial terms, provided that such subordination of lien priority shall be conditioned upon the maximum amount of indebtedness outstanding under such additional working capital facility, when added to the aggregate amount of Working Capital Loans outstanding, not exceeding at any time an amount equal to one hundred percent (100%) of the aggregate amount of Eligible Accounts, Eligible Inventory, cash on hand and Cash Equivalents. Any such release or subordination of Liens shall be in writing pursuant to an agreement in form and substance satisfactory to the Agent, and all costs and expenses of the Agent in connection with the matters described in this Section 2.16(c) shall be paid by Borrower on demand.

  2.17 Right to Inspect. Agent and each of the Lenders (through any of their officers, employees, or agents) shall have the right, upon reasonable prior notice if no Event of Default shall have occurred and be continuing, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

  2.18 Issuance of Warrants. As additional consideration for the making of their respective Commitments, each of the Lenders (with the exception of Private Equity Finance Ltd., as hereinafter provided) shall receive, upon the execution of this Agreement and as a condition to its initial Loan, a warrant instrument in the form attached hereto as Exhibit "G" (each, a "Warrant"), exercisable for
                               -----------
that number of shares of Series E convertible Preferred Stock of Borrower equal to the quotient of (a) the product of the Lender's Commitment amount and 12.5%, and (b) $9.147. As additional consideration for the making of its Commitment, Private Equity Finance Ltd. shall receive, upon the execution of this Agreement and as a condition to its initial Loan, a Warrant exercisable for that the number of shares of Series E Preferred Stock of Borrower equal to the quotient of (a) the product of its Commitment amount and 9.00%, and (b) $9.147. The Warrants issued under this Agreement shall be exercisable at any time and from time to time through June 30, 2004; and shall include piggyback registration rights, anti-dilution and "net issuance" provisions reasonably satisfactory to Agent and its counsel.

  2.19 Commitment Fees. As of the date hereof, VLL is the sole Lender under this Agreement. The Borrower and VLL intend that one or more additional Lenders may issue Commitments to Borrower and become parties to this Agreement, and that in such event, VLL in its capacity as agent for the Lenders will be performing services in the administration of the Loans and the Collateral for the benefit of the Lenders. Prior to the execution of this Agreement, Borrower has paid to VLL a fee of $50,000.00 for the issuance by VLL of its Commitment. Borrower agrees to pay to each subsequent Lender a fee equal to one-half of one percent (0.50%) of its Commitment at the time such Commitment is given to Borrower. Such commitment fees are non-refundable except as expressly set forth herein. If any Lender wrongfully fails to fund its initial Loan hereunder, such Lender shall refund to Borrower the commitment fee previously paid to such Lender. Each Lender further agrees that with respect to each Loan advanced, on the Borrowing Date applicable to such Loan, such Lender shall credit against the payments due from Borrower on such date in respect of such Loan an amount equal to the product of (i) one-half of one percent (0.50%) of such Lender's Commitment amount, and (ii) a fraction the numerator of which is the principal amount of such Loan and the denominator of which is such Lender's Commitment amount, until the aggregate amount of such credits equals but does not exceed the amount in clause (i).

  2.20 Voluntary Prepayment of Loans. No Loan may be voluntarily prepaid except as provided in this paragraph. Borrower may prepay any Loan, in whole but not in part, at any time subject the limitations and requirements of this Section. Each prepayment must be accompanied by payment of: (i) a premium equal to the percentage of the original principal amount of the Loan being prepaid shown in the table below for the corresponding period after the Borrowing Date applicable to such Loan in which such prepayment occurs; (ii) accrued Basic Interest to the date of such prepayment; and (iii) the Terminal Payment for such Loan multiplied by a fraction (a) the numerator of which is the number of days such Loan was outstanding through the date of such prepayment, and (b) the denominator of which is the number of days such Loan would have been outstanding had it been paid at its stated Maturity Date.

    Month after applicable Borrowing Date in       Percentage of Original Principal Amount of Loan
           which Prepayment Occurs                             Being Prepaid
   First through sixth                                      7.00%
   Seventh through twelfth                                  6.00%

   Thirteenth through eighteenth                            5.00%
   Nineteenth through twenty-fourth                         4.00%
   Twenty-fifth through thirtieth                           3.00%
   Thirty-first through thirty-sixth                        2.00%
   Thirty-seventh through forty-second                      1.00%

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants that, except as set forth in any schedule of exceptions executed by the parties, as of the Closing Date and each Borrowing
Date:

  3.1     Due Organization.    Borrower is a corporation duly organized and
validly existing in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

  3.2     Authorization, Validity and Enforceability.    The execution, delivery
and performance of all Loan Documents executed by Borrower are within Borrower's powers, have been duly authorized, and are not in conflict with Borrower's articles or certificate of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights in general, and subject to general principles of equity). Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

  3.3     Compliance with Applicable Laws.    Borrower has complied with all
licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower, including without limitation those requiring consumer or other disclosures, the noncompliance with which would have a Material Adverse Effect.

  3.4  Copyrights, Patents, Trademarks and Licenses.

  (a) To Borrower's knowledge, Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person.

  (b) To Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part or other material employed by Borrower infringes upon any rights held by any other Person.

  (c) Except as noted on Schedule 3.6, no claim or litigation regarding any of the foregoing is pending or, to Borrower's knowledge, threatened, and to Borrower's knowledge no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed which, in either case, could reasonably be expected to have a Material Adverse Effect.

  3.5     No Conflict.    The execution, delivery, and performance by Borrower
of all Loan Documents are not in conflict with any law, rule, regulation, order or directive of which Borrower is aware, or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower may be bound or affected.

  3.6     No Litigation, Claims or Proceedings.    There is no litigation, tax
claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened against or affecting Borrower or its property, except as noted on
Schedule 3.6 hereto

  3.7     Correctness of Financial Statements.    Borrower's financial
statements which have been delivered to Lenders fairly and accurately reflect Borrower's financial condition as of the latest date of such financial statements; and, since that date there has been no Material Adverse Change.

  3.8     No Subsidiaries.    Except as noted on Schedule 3.8 hereto, Borrower
is not a majority owner of or in a control relationship with any other business entity.

  3.9     Environmental Matters.    Borrower is in compliance with Environmental
Laws which are applicable to its business, except to the extent a failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect on Borrower's operations, properties or financial condition.

  3.10    No Event of Default.    No Default or Event of Default has occurred
and is continuing.

  3.11 Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

  3.12    Regulatory Compliance.    Borrower has met the minimum funding
requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

  3.13    Full Disclosure.    None of the representations or warranties made by
Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

  3.14 Year 2000 Compliant.

  (a) Borrower has (i) undertaken a review and assessment of all source code and software developed by Borrower material to its business and operations that could be adversely affected by the failure of Borrower to be Year 2000 Compliant on a timely basis, (ii) developed a detailed plan and timeline for become Year 2000 Compliant, and (iii) to date, implemented that plan in accordance with that timetable in all material respects. Borrower reasonably anticipates that it will be Year 2000 Compliant on a timely basis.

  (b) Borrower has no knowledge or reason to believe that any of its key suppliers, vendors and customers will not be on a timely basis Year 2000 Compliant in all material respects. For purposes hereof, "key suppliers, vendors and customers" refers to those suppliers, vendors and customers of Borrower the business failure of which would with reasonable probability result in a material adverse change in the business, properties, condition (financial or otherwise) or prospects of Borrower.

                      ARTICLE 4 - CONDITIONS PRECEDENT

  4.1 Conditions to First Loan. The obligation of each Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in
Section 4.2, subject to the fulfillment of the following conditions and to the receipt by the Agent of the documents described below, duly executed and in form and substance satisfactory to the Agent and the Lenders and their respective counsel:

  (a) Resolutions. A certified copy of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of the Loan Documents.

  (b) Incumbency and Signatures. A certificate of the secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

  (c) Legal Opinion. The opinion of legal counsel for Borrower as to such matters as Lenders may reasonably request, including the matters covered by Sections 3.1 and 3.2 and that the issuance of the Warrants does not conflict with any agreement by which Borrower is bound.

  (d) Certificate and Bylaws. Certified copies of the Certificate of Incorporation and Bylaws of Borrower, as amended through the Closing Date to include the authorization and rights, preferences and privileges of the Series E Preferred Stock of Borrower.

  (e) Schedules for This Agreement. All schedules completed and attached hereto, and disclosing such information as is acceptable to Lenders.

  (f) Financing Statements. Filing copies (or other evidenced of filing satisfactory to Agent, Lenders and their counsel) of such UCC financing statements, collateral assignments and termination statements, with respect to the Collateral as Agent shall request.

  (g) Lien Searches. UCC lien, judgment, bankruptcy and tax lien searches of Borrower from such jurisdictions or offices as the Agent may reasonably request, all as of a date reasonably satisfactory to Agent, Lenders and their respective counsel.

  (h) Good Standing Certificate. A certificate of status or good standing of Borrower as of a date acceptable to the Agent from the jurisdiction of Borrower's organization and any foreign jurisdictions where Borrower is or should be qualified to do business.

  (i) Warrants. Warrants issued by Borrower to Lenders exercisable for such number, type and class of shares of Borrower's capital stock, and for an initial exercise price as is specified in Section 2.19.

  (j) Security Agreement. Borrower shall have executed and delivered to the Agent the Security Agreement, in form and substance satisfactory to the Agent and the Lenders.

  (k) Insurance Certificates. Borrower shall have delivered to Agent the insurance certificates referred to in Section 5.5.

  (l) Payment of Fees. Borrower shall have paid all fees and expenses then due to the Agent and the Lenders, and shall have paid to VLL a fee for arranging this credit facility, as set forth in a separate letter between Borrower and VLL.

  4.2     Conditions to All Loans.    The obligation of each Lender to make its
initial Loans and each subsequent Loan is subject to the following further conditions precedent that:

  (a) No Default. No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of Borrower contained in Article 3 of this Agreement are true and correct as of the Borrowing Date of such Loan.

  (b) No Material Adverse Change. No Material Adverse Change shall have occurred since the date of the most recent financial statements submitted to Lenders.

  (c) Borrowing Request. Borrower shall have delivered to Agent a Borrowing Request for such Loan and all other requested supporting documentation, all in form satisfactory to the Agent. In the case of Equipment Loans, copies of invoices and cancelled checks or other evidence of payment thereof must also be submitted.

  (d) Note. Borrower shall have delivered to Agent for each Lender an executed Note evidencing such Lender's Loan, in form and substance satisfactory to Lenders.

  (e) Supplemental Lien Filings. Borrower shall have executed and delivered such amendments or supplements to the this Agreement and such financing statements as Lenders may reasonably request in connection with the proposed Loan, in order to create or perfect or to maintain the perfection of the Agent's Lien on the Collateral.

  (f) VCOC Limitation. VLL shall not be obligated to make any Loan under its Commitment if at the time of or after giving effect to the proposed Loan VLL would no longer qualify as: (A) a "venture capital operating company" under U.S. Department of Labor Regulations Section 2510.3-101(d), Title 29 of the Code of Federal Regulations, as amended; and (B) a "business development company" under the provisions of federal Investment Company Act of 1940, as amended; and
(C) a "regulated investment company" under the provisions of the Internal Revenue Code of 1986, as amended (together, the "Qualifications"). VLL shall at all times use its best efforts to continue to satisfy each of the Qualifications.

                      ARTICLE 5 - AFFIRMATIVE COVENANTS

     During the term of this Agreement and until its payment and performance of all Obligations, Borrower will:

  5.1     Notice to Lenders.    Promptly give written notice to Agent and each
Lender of:

  (a) Any litigation or administrative or regulatory proceeding affecting Borrower where the amount claimed against Borrower is at the Threshold Amount or more, or where the granting of the relief requested could have a Material Adverse Effect.

  (b) Any substantial dispute which may exist between Borrower or any governmental or regulatory authority.

  (c) The occurrence of any Default or any Event of Default.

  (d) Any change in the location of any of Borrower's places of business or Collateral at least thirty (30) days in advance of such change, or of the establishment of any new, or the discontinuance of any existing, place of business.

  (e) Any material dispute or default by Borrower or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which could reasonably be expected to have a Material Adverse Effect.

  (f) Any other matter which has resulted or which Borrower reasonably expects will result in a Material Adverse Change.

  5.2     Financial Statements.   Deliver to Agent, in form and detail
satisfactory to Majority Lenders the following financial information, which Borrower warrants shall be accurate and complete in all material respects:

  (a) Monthly Financial Statements. As soon as available but no later than thirty (30) days after the end of each month, Borrower's balance sheet as of the end of such period, and Borrower's income statement for such period and for that portion of Borrower's financial reporting year ending with such period, prepared and attested by a responsible financial officer of Borrower as being complete and correct and fairly presenting Borrower's financial condition and the results of Borrower's operations. After a Qualified Public Offering, the foregoing interim financial statements shall be delivered no later than sixty (60) days after each fiscal quarter and for the quarter-annual fiscal period then ended.

  (b) Year-End Financial Statements. As soon as available but no later than ninety (90) days after and as of the end of each financial reporting year, a complete copy of Borrower's audit report, which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared and certified by an independent certified public accountant selected by Borrower and satisfactory to the Majority Lenders (the "Accountant"). The Accountant's certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower's records or otherwise.

  (c) Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above and within thirty (30) days after the end of each month, a certificate of the chief financial officer or other executive officer of Borrower substantially in the form of Exhibit "D", hereto, (i) setting forth in reasonable detail any
        -----------
calculations required to establish whether Borrower is in compliance with any financial covenants or tests set forth in this Agreement, and (ii) stating whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto.

  (d) Borrowing Base Certificates. Simultaneously with the delivery of each Borrowing Request for Working Capital Loans, and with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above and within thirty (30) days after the end of each month, a Borrowing Base Certificate signed by the chief financial officer or other executive officer of Borrower in substantially the form of Exhibit "E", hereto, together with an aging report of
                          -----------
accounts receivable and accounts payable. The Borrowing Base Certificate delivered in connection with the year-end Financial Statements shall further be accompanied by a complete listing of accounts receivable.

  (e) Government Required Reports; Press Releases. Promptly after sending, issuing, making available, or filing, copies of all statements released to any news media for publication, all reports, proxy statements, and financial statements that Borrower sends or makes available to its stockholders, and, not later than five (5) days after actual filing or the date such filing was first due, all registration statements and reports that Borrower files or is required to file with the Securities and Exchange Commission, or any other governmental or regulatory authority.

  (f) Audits. Lenders shall have a right to audit Borrower's Accounts and other Collateral and books and records at the Borrower's expense twice per year, or more often if an Event of Default has occurred and is continuing. Borrower shall cooperate reasonably with Lenders to carry out such audits.

  (g) Other Information. Such other statements, lists of property and accounts, budgets, forecasts, reports, or other information as Lenders may from time to time reasonably request, upon seven (7) days notice.

  5.3     Managerial Assistance from VLL.    Permit (without liability to any
other Lender) VLL to participate in and attempt to influence the conduct of management of Borrower through the exercise, at reasonable times, of management rights, including:

  (a) Permit VLL to make available to Borrower, at no cost or other obligation to Borrower, significant managerial assistance either in the form of: (i) consulting arrangements with VLL or any of its officers, directors, employees or affiliates, (ii) Borrower's allowing VLL to provide recommendations of prospective candidates for election to Borrower's Board of Directors, or (iii) VLL, at Borrower's request, seeking the services of third-party consultants to aid Borrower with respect to its management and operations;

  (b) Permit VLL to make available, without any cost or other obligation being assumed by Borrower, consulting and advisory services to officers of Borrower regarding Borrower's equipment acquisition and financing plans, and such other matters affecting the business, financial condition and prospects of Borrower as VLL shall reasonably deem relevant; and

  (c) If VLL reasonably believes that financial or other developments affecting Borrower have impaired or are likely to impair Borrower's ability to perform its obligations under this Agreement, permit VLL reasonable access (meaning at least twice per calendar year) to Borrower's management and/or Board of Directors and opportunity to present VLL's views with respect to such developments.

  5.4     Existence.   Maintain and preserve Borrower's existence, present form
of business, and all rights and privileges necessary or desirable in the normal course of its business; and keep all Borrower's property in good working order and condition, ordinary wear and tear excepted.

  5.5     Insurance.   Obtain and keep in force insurance in such amounts and
types as is usual in the type of business conducted by Borrower, but not less than $2 million per occurrence for commercial general liability coverage, and not less than the greater of full replacement cost of all property or the loan balances due Lenders, with insurance carriers having a policyholder rating of not less than "A" and financial category rating of Class VII in "Best's Insurance Guide," at the time of issuance, unless otherwise approved by Majority Lenders. Such insurance policies must be in form and substance reasonably satisfactory to Majority Lenders, and shall list Lenders as additional insureds or Agent as a loss payee, as applicable, on endorsement(s) in form reasonably acceptable to Majority Lenders. Borrower shall furnish to Lenders certificates of insurance and such endorsements, and upon the Agent's request, copies of any or all such policies. The certificates shall include 30 days' notice of cancellation.

  5.6     Accounting Records.    Maintain adequate books, accounts and records,
and prepare all financial statements in accordance with GAAP, and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over Borrower or Borrower's business; and permit employees or agents of the Agent or any Lender at such reasonable times as Agent or any Lender may request (upon at least seven (7) calendar days notice, unless an Event of Default has occurred and is continuing), at Borrower's expense, to inspect Borrower's properties, and to examine, and make copies and memoranda of Borrower's books, accounts and records.

  5.7     Compliance With Laws.   Comply with all laws (including Environmental
Laws), rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, Borrower or Borrower's business, and with all material agreements to which Borrower is a party, except where the failure to so comply would not have a Material Adverse Effect.

  5.8     Taxes and Other Liabilities.    Pay all Borrower's obligations when
due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves; and timely file all required tax returns.

  5.9      Absence of Liens on Intellectual Property.     Borrower represents,
warrants and covenants that all Intellectual Property (as defined herein) presently owned and hereafter arising or acquired by Borrower are and shall remain owned by Borrower free of any Liens or other rights of third parties other than licensees of Borrower in the ordinary course of Borrower's business.

  5.10    Use of Proceeds.    The proceeds of each Equipment Loan shall be used
only to finance Borrower's acquisition or carrying of specific items of computer equipment, equipment used by Borrower in its research and development and manufacturing activities, and general purpose office equipment approved by Agent. The proceeds of each Working Capital Loan shall be used by Borrower for general working capital purposes.

  5.11    Asset Transfers to Subsidiaries.    Borrower shall not sell, convey,
lease, lend, transfer or otherwise dispose (each, a "Transfer") of any of its cash or cash equivalents or any of its assets other than licensing of inventions in the ordinary course of business, to subsidiaries; provided that Borrower may Transfer up to $500,000.00 of its cash or cash equivalents in aggregate during any fiscal year of Borrower so long as after giving effect to such Transfer no Event of Default shall have occurred.

  5.12    Location of Collateral; Corporate Name.    Borrower represents and
warrants that as of the Closing Date and each Borrowing Date its chief executive office, Equipment and Records are located at 7015 Albert Einstein Drive, Columbia, MD 21046, and that Borrower does not maintain offices or operate its business at any other locations; except that Borrower has other offices and maintains Equipment at the following other locations:

               6640 Eli Whitney Drive, Columbia, MD  21046

               8320 Guilford Road, Columbia, MD 21046

     Borrower has not conducted business under any name or tradename other than its full corporate name, and the name "Nova Telecommunications."

  5.13    Indemnity (Environmental Matters).    Indemnify the Agent and each of
the Lenders against any liability, loss, cost, damage, or expense (including, without limitation, reasonable attorneys' fees) arising from (i) the imposition or recording of a lien by any local, state, or federal government or governmental agency or authority pursuant to any Cleanup Laws; (ii) claims of any private parties regarding violations of Cleanup Laws; and (iii) costs and expenses (including, without limitation, reasonable attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by the Agent or any Lender in connection with compliance by the Agent or any Lender with any statute, regulation or order issued pursuant to any Cleanup Laws by any local, state or federal government or governmental agency or authority.

  5.14 Minimum Free Cash Balances. From and after the first Borrowing Date as of which the aggregate original principal amount of all Loans theretofore have been funded by Lenders exceeds $25,000,000.00, maintain at all times at least $15,000,000.00 of cash and Cash Equivalents on hand and free of all Liens, except those in favor of the Agent and Comdisco, Inc.

                       ARTICLE 6 - NEGATIVE COVENANTS

     During the term of this Agreement and until the payment and performance of all Obligations, Borrower will not (without Majority Lenders' prior written consent which shall not be unreasonably withheld):

  6.1 Indebtedness. Be indebted for borrowed money, the deferred purchase price of property, or leases which would be capitalized in accordance with GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except:

  (a) Indebtedness incurred for the acquisition of supplies, equipment or inventory on normal trade credit; and other indebtedness incurred pursuant to one or more transactions permitted under Section 6.5;

  (b) Indebtedness secured by security interests covered by clause (c) of the definition of Permitted Lien;

  (c) Indebtedness of Borrower under this Agreement; and

  (d) Any Indebtedness approved in writing by Majority Lenders.

  6.2     Liens.    Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower's property, except Permitted Liens. Borrower and Lenders agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of Borrower's real property, and this Agreement shall not be recorded or recordable. Notwithstanding the foregoing, however, violation of this covenant by Borrower shall constitute an Event of Default.

  6.3     Additional Permitted Liens on Certain Collateral.    Notwithstanding
anything to the contrary contained in the Loan Agreement or any other Loan Document, Lenders acknowledge and consent to Borrower's prior grant of Liens, if any, in favor of the entities listed on Schedule 1 hereto (each such Lien being an additional "Permitted Lien").

  6.4     Dividends.   Except after a Qualified Public Offering, pay any
dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of Borrower's capital stock, except (a) dividends or other distributions solely of capital stock of Borrower, and (b) repurchases of stock from employees upon termination of employment under reverse vesting or similar repurchase plans.

  6.5 Changes/Mergers. Liquidate or dissolve, or enter into any consolidation, merger, partnership, joint venture or other combination except for joint
                                                        ------
ventures, strategic alliances, licensing and similar arrangements customary in Borrower's industry for businesses in the development stage of Borrower and which do not require Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Majority Lenders, require Borrower to transfer ownership of assets to such joint venture or other entity; prepay any subordinated debt, debt for borrowed money, or debt secured by any Permitted Lien, or enter into or modify any agreement as a result of which the terms of payment of any such debt are accelerated.

  6.6     Sales of Assets.    Sell, transfer, lease or otherwise dispose of any
of Borrower's assets except for fair consideration and in the ordinary course of its business.

  6.7     Loans/Investments.    Make or suffer to exist any loans, guaranties,
advances, or investments, except:

  (a) Accounts receivable in the ordinary course of Borrower's business;

  (b) Investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having One Hundred Million Dollars ($100,000,000) in capital and a rating of at least "investment grade" or "A" by Moody's or any successor rating agency;"

  (c) Investments in marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof;

  (d) Temporary advances to officers or employees of Borrower to cover incidental expenses to be incurred in the ordinary course of business, except as noted on Schedule 6.7 attached hereto.
         ------------

     (e) Investments in the subsidiaries shown on Schedule 3.8 as of the date
                                                  ------------
hereof.


  6.8 Transactions With Related Persons. Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an "arms' length" dealing.

  6.9 Change in Business. Engage in any business, or permit any of its subsidiaries to engage in any business, other than the businesses engaged in by Borrower and any such subsidiaries as of the Closing Date.

  6.10 Compliance. Become an "investment company" controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of the Agent's Lien on the Collateral, or permit any of its subsidiaries to do any of the foregoing.


                        ARTICLE 7 - EVENTS OF DEFAULT

  7.1 Events of Default. The occurrence of any of the following shall constitute an "Event of Default":

  (a) Borrower shall fail to pay any principal, interest or Terminal Payment under this Agreement, or fail to pay any fees or other charges when due under any Loan Document, and such failure continues for five (5) Business Days or more after the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred.

  (b) Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.

  (c) Borrower shall fail to pay its debts generally as they become due or shall commence any Insolvency Proceeding with respect to itself; an involuntary Insolvency Proceeding shall be filed against Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or is not dismissed within sixty (60) days; or the dissolution or termination of the business of Borrower.

  (d) Borrower shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to Lenders or to any Person which results in the acceleration of payment of such obligation in an amount in excess of the Threshold Amount.

  (e) Any governmental or regulatory authority shall take any judicial or administrative action, or any defined benefit pension plan maintained by Borrower shall have any unfunded liabilities, any of which, in the reasonable judgment of Majority Lenders, might have a Material Adverse Effect.

  (f) Any sale, transfer or other disposition of all or a substantial or material part of the assets of Borrower, including without limitation to any trust or similar entity, shall occur, unless in accordance with Sections 6.5 or
6.6 of this Agreement.

  (g) Any final judgment(s) singly or in the aggregate in excess of the Threshold Amount shall be entered against Borrower which remain unsatisfied, unvacated or unstayed pending appeal for ten (10) or more days after entry thereof.

  (h) Any Person or two or more Persons who are not shareholders of Borrower as of the Closing Date acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of thirty-five percent (35%) or more of the outstanding shares of voting stock of Borrower.

  (i) Borrower shall fail to perform or observe any covenant contained in
Article 6 of this Agreement and the breach of such covenant, if susceptible of cure, is not cured within 10 days .

  (j) Borrower shall fail to perform or observe any covenant contained in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and the breach of such covenant is not cured within 30 days after the sooner to occur of Borrower's receipt of notice of such breach from Agent or any Lender or the date on which such breach first becomes known to any officer of Borrower; provided, however that if such breach is not capable of being cured within such 30-day period and Borrower timely notifies Agent and Lenders of such fact and Borrower diligently pursues such cure, then the cure period shall be extended to the date requested in Borrower's notice but in no event more than 90 days from the initial breach; provided, further, that such additional 60-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding 180 days or which is a willful and knowing breach by Borrower.

                  ARTICLE 8 - LENDERS' RIGHTS AND REMEDIES

  8.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, each Lender's obligation to make any additional Loans shall be terminated and each Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

  (a) With the consent of the Majority Lenders, declare all sums of Basic Interest and principal, all Terminal Payments, and any Obligations and other amounts owing under any Loan Documents immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands (provided that upon the occurrence of an Event of Default all sums of Basic Interest and principal, all

Terminal Payments, and any Obligations and other amounts owing under any Loan Documents shall become immediately due and payable without any action by Lender);

  (b) Terminate any obligation of Lenders to advance money or extend credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Lenders;

  (c) Without notice to Borrower, place an administrative hold on any and all
(i) balances and deposits of Borrower held by Lenders, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Lenders;

  (d) With the consent of the Majority Lenders, but without notice to Borrower, set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lenders, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Lenders; and

  (e) Give Agent, at the direction of Majority Lenders, the right to exercise any other right or remedy of Agent and/or any Lender provided by any Security Document or other contract or applicable law, including without limitation all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Agent shall have the right after the occurrence of an Event of Default to notify account debtors or other parties obligated on Accounts of the Agent's security interest in such Accounts and to direct the payment thereof to the Agent.

  8.2  Enforcement of Lien Rights.

  (a) At the direction of the Majority Lenders, the Agent shall proceed with the enforcement of Lenders' rights against the Collateral for the benefit of Lenders under the Loan Documents. Any repossession, sale or distribution of proceeds of Collateral shall be accomplished as required by this Agreement, the other Loan Documents and applicable law. Agent is authorized to exercise all rights and remedies of the Lenders under the Loan Documents, provided that, absent exigent circumstances where action is determined by Agent to be necessary to protect Collateral, the Agent shall not proceed to enforce Lenders' rights and remedies against the Collateral or Borrower by foreclosure, judicial action or the like ("Enforcement Action"), unless and until directed to do so by the Majority Lenders. Unless the Agent shall request further guidance or consents, any direction by the Majority Lenders to begin Enforcement Action shall state only that the Agent shall begin enforcement, and shall not specify the manner in which enforcement should proceed. Once the Agent receives an enforcement direction from the Majority Lenders, all decisions as to how to proceed to enforce the Lenders' rights and remedies, including, without limitation, the methods and timing of proceeding, may be made by the Agent in its good faith business judgment, with such consultation with Lenders as Agent in its sole discretion deems reasonable under the circumstances. Notwithstanding the foregoing, if the Agent shall request the consent of the Lenders as to any specific enforcement action, and the Lenders shall not unanimously agree, in writing, whether such action should or should not be taken, then the Agent may
(i) rely upon the decision of the Majority Lenders, or (ii) in its discretion, refrain from taking such action, unless the Majority Lenders agree to indemnify Agent expressly with respect to the specific enforcement action proposed to be taken.

In the event of one or more foreclosure sales, Agent shall have the right to credit bid on behalf of all Lenders in respect of their Loans and all other Obligations of Borrower under the Loan Documents.

  (b) Except through the Agent, no Lender shall collect, take possession of, foreclose upon, or exercise any rights or remedies with respect to the Collateral or Borrower, judicially or non-judicially, in order to satisfy or collect any Obligations or attempt to do any of the foregoing.

  (c) If Collateral is acquired by the Agent by foreclosure sale or otherwise, at the option of the Agent, title may be taken in the name of the Agent or in the name of a corporation affiliated with the Agent or other nominee designated by the Agent, in any case, for the ratable benefit of the Lenders subject to the terms of this Agreement. Although the Agent shall consult with the Lenders as to the general operation and disposition of any Collateral for which title has been acquired through foreclosure or otherwise, the consent of the Lenders shall not be required for matters and decisions by the Agent relating to the management, operation, or repair of the Collateral so acquired.

  (d) The costs of repossession, sale, possession and management (including, without limitation, any costs of holding any Collateral the title to which is acquired by the Agent on behalf of the Lenders), and distribution shall be borne Pro Rata by Lenders until repaid by Borrower. Each Lender shall reimburse the Agent for its Pro Rata share of all such costs promptly upon demand. Without limiting any obligations of one Lender to reimburse the Agent as contained herein, in the event of Borrower's failure to pay taxes, assessments, insurance premiums, claims against the Collateral or any other amount required to be paid by Borrower pursuant to any Loan Documents, the Agent may (but shall not be obligated to) advance amounts necessary to pay the same, and each Lender agrees to reimburse the Agent promptly upon demand for its Pro Rata share of any such payments, provided Agent has advanced such amounts with the approval of the Majority Lenders.

  8.3  Additional Agreements Regarding Collateral.

  (a) Notwithstanding any contrary priority which may be established by (a) the filing dates of any financing statements in favor of Agent or any Lender alone,
(b) the recording dates of any other security perfection documents, or (c) possession of any of the Collateral by Agent or any Lender, the parties agree that as among the Lenders, the Lien of each Lender in the Collateral shall be of equal rank and priority to the other Lender's Liens in the same Collateral, and the Lien of each Lender in the Collateral shall be deemed an undivided Pro Rata security interest in all items of Collateral, all as more particularly provided in the Security Agreement. The equality in priority and pari passu nature of the Lenders' Liens are applicable irrespective of: the time or order of attachment or perfection of security interests; the time or order of filing of any Security Documents; or the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests.

  (b) Agent is acting for the Lenders for purposes of convenience in reviewing and approving Collateral and in enforcing the rights and remedies of the Lenders arising after an Event of Default and, although Agent shall have the right, it shall have no obligation (except as set forth in Article 9 below) to inspect or monitor any Collateral or to determine whether any

Default or Event of Default has occurred under the Loan Documents. The Agent shall not be responsible for the performance or observance of any term, covenant or condition on the part of Borrower under the Loan Documents. Each Lender shall undertake such inspections or other monitoring of the Collateral and Borrower's observance of the terms of such documents as such Lender deems appropriate for its own purposes, and agrees that it shall not be relying upon the Agent for the same. Notwithstanding the foregoing limitations on the obligations of Agent with respect to the Collateral, Agent shall take such steps on behalf of the Lenders to perfect initially the Lenders' Lien on Collateral as are customarily taken by commercial lenders on loans and collateral of the type and amounts which are the subject of this Agreement, including the filing of one or more financing statements against Borrower from time to time in appropriate jurisdictions describing the Collateral.

  (c) If any Lender obtains possession of any Collateral, such Lender shall hold such Collateral in trust for the Pro Rata benefit of all Lenders, and shall deliver possession of such Collateral to the Agent as soon as practicable. Each Lender agrees to cooperate with each other Lender and the Agent in its efforts to realize upon Collateral and to exercise the rights of Lenders under the Security Documents, including the execution of such instruments, powers of attorney or other documents as Agent may require to perform in such capacity.

  (d) Each of the Lenders and the Agent agrees that any time it receives or otherwise is in possession of any Collateral, whether through foreclosure, bankruptcy, insolvency proceedings or otherwise, such Collateral and any proceeds thereof shall be received or held by such Lender or the Agent as a bailee for the other Lenders for purposes of: maintaining the perfection of each other party's security interests in such Collateral; Pro Rata distribution among the Lenders; and application to their respective claims against Borrower as provided herein and in any other Loan Document.

                            ARTICLE 9 - THE AGENT

  9.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder, under the Security Documents and the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement, the Security Documents and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Security Documents and the other Loan Documents and shall not be a trustee for any Lender. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, the Security Documents, or the other Loan Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Security Documents or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Security Documents, the other Loan Documents, or any other document referred to or provided for herein or therein, or for the collectibility of the Loans or for the validity, effectiveness or value of any interest or security covered by the Security Documents or for the value of any Collateral or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for any failure by the Borrower to perform any of its obligations hereunder or under the other Loan Documents. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, under the Security Documents or the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence, willful misconduct, or breach of this Agreement.

  9.2     Reliance by Agent.    Agent shall be entitled to rely upon any
certification, notice or other communication (including any thereof by telephone, facsimile transmission, or email) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement, the Security Documents or the other Loan Documents, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder, under the Security Documents or the other Loan Documents in accordance with instructions signed by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

  9.3     Knowledge of Default; Cross Defaults.    Agent shall not be deemed to
have knowledge of the occurrence of a default or event of default, however defined in any Loan Document, unless Agent has received notice from a Lender or the Borrower specifying such default or event of default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of a default or event of default, Agent shall give notice thereof to the Lenders. The occurrence of an Event of Default under this Agreement shall constitute an Event of Default under each other Loan Document. Upon becoming aware of the occurrence of an Event of Default under this Agreement, a Lender shall give notice thereof to all Lenders.

  9.4     Rights as a Lender.    With respect to its Commitment and the Loans
made by it, Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity.

  9.5     Indemnification.    The Lenders shall indemnify Agent ratably in
accordance with the aggregate principal amount of the Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Security Documents or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (but excluding, unless a default or event of default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder or under the Security Documents) or the enforcement of any of the terms hereof or of the Security Documents, or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence, breach of this Agreement, or willful misconduct of the party to be indemnified.

  9.6     Failure to Act.   Except for action expressly required of an Agent
hereunder or under the Security Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability, cost and expense that may be incurred by it by reason of taking or continuing to take any such action.

  9.7     Resignation or Removal of Agent.    If at any time Agent deems it
advisable, in its sole discretion, it may submit to each of the Lenders a written notification of its resignation as Agent under this Agreement and the Security Documents, such resignation to be effective on the thirtieth (30th) day after the date of such notice. Agent may be removed at any time, with or without cause, by vote of the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent from among the Lenders. If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which successor Agent shall be either an existing Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000, and which successor Agent (if not also a Lender), if no event of default on the part of Borrower shall have occurred and be continuing, shall be reasonably satisfactory to Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

  9.8     Credit Decision.    Each Lender acknowledges that none of Agent or the
other Lenders has made any representation or warranty to it, and that no act by Agent or one Lender hereinafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by the Agent or such Lender to any other Lender. Each Lender represents to the other Lenders that it has, independently and without reliance upon any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower, and all applicable bank, lending, interest rate and securities regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower thereunder. Each Lender also represents that it will, independently and without reliance upon any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for any notices, reports and other documents expressly herein required to be furnished to other Lenders by a Lender, such Lender shall not have any duty or responsibility to provide such other Lenders with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower which may come into the possession of any of such Lender.

  9.9     Lenders' Representations Regarding IRS Withholding; Delivery of Tax
Forms.    To the extent Agent may hold from time to time payments for the account of the Lenders, each Lender represents and agrees as follows:

  (a) Lender represents and warrants that it is entitled to receive any payments under the Loan Documents to which it is a party without the withholding of any tax, and will furnish to the Agent such forms, certifications, statements and other documents as Agent may request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable Agent to comply with any applicable laws or regulations relating thereto.

  (b) Without limiting the effect of the foregoing, if Lender is not created or organized under the laws of the United States or any state thereof, Lender further represents and warrants (i) that it is engaged in the conduct of a business within the United States and that the payments made hereunder are or are reasonably expected to be effectively connected with the conduct of that trade or business and are or will be includible in its gross income; or (ii) if Lender is not engaged in a U.S. trade or business with which such payments are effectively connected, that Lender is entitled to the benefits of a tax convention which exempts the income from U.S. withholding tax and that it has satisfied all requirements to qualify for the exemption from tax.

  (c) Lender agrees that it will, immediately upon the request of Agent, furnish to Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by Lender as evidence of Lender's exemption from the withholding of U.S. tax with respect thereto. If Lender determines that, as a result of any change in applicable law, regulation, or treaty or in any official application or interpretation thereof, it ceases to qualify for exemption from any tax imposed by any jurisdiction with respect to payments made hereunder, Lender shall promptly notify Agent of such fact and Agent may, but shall not be required to withhold the amount of any such applicable tax from amounts paid to Lender hereunder. Agent shall not be obligated to make any payments hereunder to Lender in respect of Lender's Loan until Lender shall have furnished to Agent the requested form, certification, statement or document and may withhold the amount of such applicable tax from amounts paid to Lender hereunder.

  (d) Lender shall reimburse, indemnify and hold Agent harmless for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed upon, incurred by or asserted against Agent due to its reliance upon the representation hereby made that Lender is exempt from withholding of tax.
Unless Agent receives written notice to the contrary, Lender shall be deemed to have made the representations contained in this Section 9.10 and in each subsequent tax year of Lender.

                       ARTICLE 10 - GENERAL PROVISIONS

  10.1    Notices.   Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile or other authenticated message, charges prepaid, to the other party's or parties' addresses shown on Exhibit "A". Each party may change the address or facsimile number to which
-----------
notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next business day after delivery to the courier service; if by first class mail, on the third business day after deposit in the U.S. Mail; and if by facsimile, on the date of transmission.

  10.2    Binding Effect.   The Loan Documents shall be binding upon and inure
to the benefit of Borrower, Agent and Lenders and their respective successors and assigns; provided, however, that Borrower may not assign or transfer Borrower's rights or obligations under any Loan Document without the prior written consent of all Lenders, unless Borrower remains primarily liable for any obligations so assigned or delegated in which case the prior written consent of the Majority Lenders shall be required for such assignment. Each Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, such Lender's rights and obligations under the Loan Documents; provided, that no Lender shall delegate or transfer any of its obligations or duties hereunder for any reason (except as collateral security for a Lender's own obligations for borrowed money), without the prior written approval of the Majority Lenders, which will not be unreasonably withheld, and without the prior written approval of the Borrower which will not be unreasonably withheld (any such withholding being deemed unreasonable if evidence of the ability of the assignee to perform the assigning Lender's financial obligations under this Agreement has been provided to Borrower); notwithstanding the foregoing, VLL may assign to Heller Financial or its affiliate up to $3,000,000 of VLL's Commitment without need for the consent of the other Lenders or Borrower. Upon the acceptance of an assignment of all or a portion of a Lender's Commitment and execution of this Agreement, the assignee shall be a party to this Agreement and have the rights and obligations of a Lender hereunder to the extent that such rights and obligations have been assigned by the assignor Lender, and such assignor Lender shall, to such extent, relinquish its rights and be released from its obligations under this Agreement. In connection with any of the foregoing, Lenders may disclose all documents and information which Lenders now or hereafter may have relating to the Loans, Borrower, or its business; provided that any person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms reasonably acceptable to Borrower. Each Lender agrees that if the assignee of any Lender is a creditor of such Lender to whom such Lender has granted a security interest in this Agreement, then following the occurrence of an event of default (however defined) under or with respect to the indebtedness held by such assignee or the occurrence of an event which with the giving of notice or the passage of time or both would constitute such an event of default, all rights (but not the obligations) of the assignor Lender under this Agreement shall thereafter be exercisable solely by such assignee except to the extent such assignee may otherwise consent in writing.

  10.3    No Waiver.   Without the written consent of each Lender affected
thereby (and the Agent if expressly required in this Agreement or any of the Loan Documents), no amendment, modification or waiver of any provision of this Agreement or any of the other Loan Documents shall be effective if the result of which would be to (i) extend the Commitment Termination Date, (ii) extend the maturity date of, or otherwise forgive or waive default in payment of, any payment of principal or interest due from the Borrower under the Notes, (iii) change the rate of interest applicable to any Loan, (iv) release the Lien on any material portion of the Collateral granted under any of the Security Documents except as and to the extent expressly contemplated under the Security Agreement, (v) change any provision of this Agreement, or any of the Security Documents which, by its terms, requires the consent of all Lenders, (vi) reduce the percentage specified in the definition of Majority Lenders, or (vii) change the Commitment set forth on Exhibit "A" hereto with respect to any Lender or increase the percentages
-----------
specified in the definition of Borrowing Base. No provision of Section 9 shall be amended or otherwise modified without the written consent of the Agent. Each Lender agrees that if the assignee of any Lender is a creditor of such Lender to whom such Lender has granted a security interest in this Agreement, then following the occurrence of an event of default (however defined) under or with respect to the indebtedness held by such assignee or the occurrence of an event which with the giving of notice or the passage of time or both would constitute such an event of default, the written consent of such assignee, rather than of such assignor Lender, shall be required for any modification or amendment to this Agreement. Any waiver, consent or approval by Lenders of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Agent or any Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Lenders have the right at their sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of such default, if a payment default under Section 7.1(a), or an extension of the Maturity Date unless all Lenders agree otherwise in writing, and in the case of other defaults unless the Majority Lenders agree otherwise in writing.

  10.4    Rights Cumulative.    All rights and remedies existing under the Loan
Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

  10.5    Unenforceable Provisions.    Any provision of any Loan Document
executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

  10.6    Accounting Terms.    Except as otherwise provided in this Agreement,
accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP.

  10.7 Indemnification; Exculpation.

  (a) Borrower shall pay and protect, defend and indemnify Agent, each Lender and their respective employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (collectively "Indemnitees") against, and hold each Indemnitee harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys' fees and costs) and other amounts incurred by such Indemnitee, arising from (i) the matters contemplated by this Agreement or any other Loan Documents or (ii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower's business; provided, however, that this indemnification shall not apply to any of the foregoing incurred solely as the result of such Indemnitee's negligence or willful misconduct.

  (b) Lenders shall indemnify Borrower ratably in accordance with the aggregate principal amount of Loans made by the Lenders (or if no Loans are then outstanding, ratably in accordance with their respective Commitments) against, and hold Borrower harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys' fees and costs) and other amounts incurred by Borrower arising from any contention that one or more of the Lenders has failed to comply with any law, rule, regulation, order or directive applicable to Lenders' business; provided, however, that this indemnification shall not apply to any of the foregoing incurred solely as the result of the gross negligence or willful misconduct of Borrower or any of its officers, directors or agents.

  (c) The indemnification in paragraphs (a) and (b) shall survive the payment and satisfaction of all of Borrower's Obligations to the Lenders.

  10.8    Reimbursement.    Borrower shall reimburse Agent and the Lenders for
all costs and expenses, including without limitation reasonable attorneys' fees and disbursements expended or incurred by Agent and the Lenders in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the preparation and negotiation of the Loan Documents, but not to exceed $25,000.00 in aggregate, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Agent and Lenders' rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due Lenders under any Loan Document, (d) any audits, in accordance with Section 5.2(f) of this Agreement, (e) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or
(f) the protection, preservation or enforcement of any rights of Agent and the Lenders. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by Agent, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the highest applicable Default Rate. Borrower shall have all rights afforded under
Section 1717 of the California Civil Code, including rights to recover its attorneys' fees and costs as a prevailing party in any action on or under this Agreement.

  10.9    Time of Essence.    Time is of the essence for the performance of all
obligations set forth in this Agreement.

  10.10   Execution in Counterparts.    This Agreement may be executed in any
number of counterparts which, when taken together, shall constitute but one agreement.

  10.11   Entire Agreement.    The Loan Documents are intended by the parties as
the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by Borrower, Agent and Lenders.

  10.12  Interest Adjustment.

      Notwithstanding anything to the contrary contained in this Agreement or any Note, the rate of interest payable on any Note shall never exceed the maximum rate of interest permitted under applicable law. If at any time the rate of interest otherwise prescribed herein shall exceed such maximum rate, and such prescribed rate is thereafter below such maximum rate, the prescribed rate shall be increased to the maximum rate for such period of time as is required so that the total amount of interest received by the obligee under such Note is that which would have been received by such obligee except for the operation of the first sentence of this Section 11.13.

  10.13  Governing Law and Jurisdiction.

  (a) THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER, AGENT AND LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER, AGENT AND LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER, AGENT AND LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

  10.14   Waiver of Jury Trial.   BORROWER, AGENT AND LENDERS EACH WAIVES ITS
RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF

ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER, AGENT AND LENDERS EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

  10.15   Relationship of Parties.    Neither the making of their respective
Commitments to Borrower, the execution of this Agreement, the Loan Agreements or the other Loan Documents, nor any agreement to share any proceeds or Collateral, nor any Lender acting as Agent is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture among the Lenders or the creation of any express, implied or constructive trust relationship among them. Lenders agree that no Lender is acting as a trustee for the others.

  10.16   Counterparts.    This Agreement may be executed in any number of
counterparts and by facsimile with the same effect as if the parties had all signed the same document in ink. All counterparts shall be construed together and shall constitute one agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

          BORROWER:      CORVIS CORPORATION
          --------
                              By:  ______________________________
                              Name:  ______________________________
                              Title:  ______________________________


          LENDERS:      VENTURE LENDING & LEASING II, INC.,
          -------             as a Lender and in its capacity as Agent

                              By:  ______________________________
                              Name:  ______________________________
                              Title:  ______________________________

                              MMC/GATX PARTNERSHIP NO. 1


                              By:  GATX Capital Corporation, its General Partner

                                    By:  ______________________________
                                    Name:  ______________________________
                                    Title:  ______________________________

                              THIRD COAST CAPITAL


                              By:  ______________________________
                              Name:  ______________________________
                              Title:  ______________________________

                              PRIVATE EQUITY FINANCE, LTD.


                              By:  ______________________________
                              Name:  ______________________________
                              Title:  ______________________________

                              FINOVA CAPITAL CORPORATION


                              By:  ______________________________
                              Name:  ______________________________
                              Title:  ______________________________

                              LINC CAPITAL, INC.


                              By:  ______________________________
                              Name:  ______________________________
                              Title:  ______________________________

                              LIGHTHOUSE CAPITAL PARTNERS III. L.P.


                              By:  ______________________________

                                    By:  ______________________________
                                    Name:  ______________________________
                                    Title:  ______________________________

                              COMDISCO, INC.

                              By:  ______________________________
                              Name:  ______________________________
                              Title:  ______________________________

                              TRANSAMERICA BUSINESS CREDIT CORPORATION

                              By:  ______________________________
                              Name:  ______________________________
                              Title:  ______________________________

                                  Exhibit "A"

             Addresses; Commitments; Wire Instructions for Payments

---------------------------------------------------------------------------------------------------------------
Name of Lender and Address for Notices          Wire Transfer Instructions (or address) for         Commitments
                                                Payments
---------------------------------------------------------------------------------------------------------------
Venture Lending & Leasing II, Inc.              Bank Name:  Investors Bank & Trust                  $10,000,000
2010 North First Street, Suite 310              ABA Routing No.: 011001438
San Francisco, CA  95131                        Bank Address:
Fax: 408-436-8625                               Account No. 8421183
salg@westerntech.com                            F/C Client Funds #56930395
                                                Attn:  Bill Maxwell
---------------------------------------------------------------------------------------------------------------
MMC/GATX Partnership No. 1                      Bank Name: NationsBank                              $ 3,500,000
c/o Meier Mitchell & Company                    Bank Address:  Dallas, TX 75202
4 Orinda Way, Suite 200B                        ABA Routing No.: 111000012
Orinda, CA  94563                               Account No. 3750878673
Fax: 925-254-9528                               Reference:  Corvis Invoice #_______
email: kandrus@meiermitchell.com
---------------------------------------------------------------------------------------------------------------
Private Equity Finance Ltd.                     Banupon a certificate from the office of the
P.O Box 30846 SMB                               Secretary of State of Delaware dated July 14,
Grand Pavilion Commerce Center                  1999 k Name: Bank J. Vontobel & Co. AG
West Bay Road                                   Bank Address:  Bahnhofstrasse 3
Grand Cayman, Cayman Islands                                   CH-8022
British West Indies                                            Zurich, Switzerland
Fax: 001-345-945-9006                           SWIFT Code: VONTCHZZ
email: vbtcman@candw.ky                         Account: PEHFIN CAY
                                                Beneficiary: Private Equity Holding Finance Ltd.,
                                                Grand Cayman
                                                Reference:  Corvis Invoice #___
---------------------------------------------------------------------------------------------------------------
Third Coast Capital                             Bank Name: Fleet Bank, N.A.                         $ 5,000,000
Attn: Director of Operations                    Bank Address:  New York, NY
900 N. Franklin Street, Suite 850               ABA Routing No.: 021 200 339
Chicago, IL  60610                              Account No. 2181-01-6540
Fax: 312-337-2567                               Account Name: DVI Financial Services / Third
email for administrative contact, Mark          Coast Capital
 Tarinelli: mark@thirdcoastcapital.com          Reference:  Corvis Invoice #___
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
FINOVA Capital Corporation                      Bank Name:  Citibank, N.A.                          $ 5,000,000
10 Waterside Drive                              Bank Address:  New York, NY
Farmington, CT 06032                            ABA Routing No.:  021000089
Attn:  Linda Moschitto                          Account No. 4072-7239
Fax:  860-676-1814                              For the account of Finova Capital Corporation
                                                Reference:
                                                Attn:  Kelly Semrau
---------------------------------------------------------------------------------------------------------------
LINC Capital, Inc.                              Bank Name:  Fleet Bank, N.A.                        $ 2,000,000
303 East Wacker Drive, 10/th/ Floor             Bank Address:
Chicago, IL 60601                               ABA Routing No.:  021-200-339
Attn: Amara Moreau                              Account No. 2181-01-8122
Fax:  312-938-4290                              Reference:  Corvis Invoice #___
email:  amoreau@linccap.com
---------------------------------------------------------------------------------------------------------------
Lighthouse Capital Partners III, L.P.           Bank Name:  Imperial Bank                           $ 5,000,000
c/o Lighthouse Capital Partners                 Bank Address:  Santa Clara Valley Regional Office
100 Drake's Landing Road                        ABA Routing No.:  122201444
Suite 260                                       Account No. 20-007-605
Greenbrae, CA 94904-3121                        Credit to Lighthouse Capital Partners III, L.P.
Attn:  Director of Operations
Fax:  415-925-3387
email:  darren@lighthse.com
---------------------------------------------------------------------------------------------------------------
Transamerica Business Credit Corporation        Bank Name:  The First National Bank of Chicago      $ 3,000,000
76 Batterson Park Road                          Bank Address:  One First National Plaza, Chicago,
Farmington, CT 06032-2571                       IL 60670
Fax: 860-677-6473                               ABA Routing No.:  071-000-013
                                                Account No.:  55-75427
                                                Reference:  Corvis Invoice #___
---------------------------------------------------------------------------------------------------------------
Comdisco, Inc.                                  Bank Name:  Bank of America                         $ 1,000,000
6111 N. River Road                              Bank Address:  231 So. LaSalle, Chicago, IL
Rosemont, IL 60018                              ABA Routing No.:
Attn:  Venture Group                            071000039
Administrative contact:                         Account No. 81882-00644
Vika Tonga                                      Attn:  Dave Reynolds
Comdisco Ventures
3000 Sand Hill Road
Bldg. 1, Suite 155
Menlo Park, CA 94025
Fax:  650-854-4026
email:  vftonga@comdisco.com
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                                        Total Commitments           $39,500,000
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Borrower's Address for Notices:
Corvis Corporation
7015 Albert Einstein Drive
Columbia, MD  21046
Phone: 443-259-4000
Fax: 443-259-4444
---------------------------------------------------------------------------------------------------------------

                                  Exhibit "B"

                                                                [Note No. X-XXX]

                            FORM OF PROMISSORY NOTE

$____________________                                 ____________________, 199_
                                                            San Jose, California

     The undersigned ("Borrower") promises to pay to the order of  [Insert
                                                                  --------
Lender's Name]  , a __________ corporation ("Lender") at its office at
----------------
_____________________, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of ______________________________ Dollars ($__________), with Basic Interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum of eight and one-half of one percent (8.50%), and a
Terminal Payment in the sum of   [14% of face amount if a Working Capital Loan,
                               ------------------------------------------------
or 15% of face amount if an Equipment Loan]   Dollars ($__________) payable on
---------------------------------------------
the Maturity Date.

     This Note is issued pursuant to the Amended and Restated Loan Agreement dated as of June 30, 1999 (the "Loan Agreement"), among Borrower, Lender and other lending parties, which Loan Agreement shall govern the rights and obligations of Borrower with respect to all obligations hereunder. Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

     Principal of and interest on this Note shall be payable as follows:

     On the Borrowing Date, Borrower shall pay (i) Basic Interest, in advance, on the outstanding principal balance of this Note at the Designated Rate for the
period from the Borrowing Date through     [the last day of the same month]   ;
                                       ---------------------------------------
and (ii) a first (1st) amortization installment of principal and Basic Interest in the amount of _________________, in advance for the month of [ first full
                                                                 -----------
month after Borrowing Date  ] and (iii) [a thirty-sixth (36/th/), if a Working
----------------------------
Capital Loan, or a forty-second (42/nd/) if an Equipment Loan] amortization installment of principal and Basic Interest in the amount of
$__________________, in advance for the month of   [date of last regular
                                                 -----------------------
amortization payment]  .
-----------------------

     Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of each consecutive month thereafter, principal and Basic Interest shall be payable, in advance, in [thirty-three
                                                               ------------
(33), if a Working Capital Loan, or thirty-nine (39), if an Equipment Loan],
--------------------------------------------------------------------------
equal consecutive installments of _________________________________ Dollars ($__________) each, with a [34/th/ or 40/th/] installment equal to the entire
                            ----------------
unpaid principal balance and accrued Basic Interest on _______________, 200__.
The Terminal Payment amount, if any, shall be payable on    [one month later]
                                                         ----------------------
, 200__.

     Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate. Borrower shall pay such interest on demand.

     Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

     If Borrower is late in making any payment under this Note by more than fifteen (15) days, Borrower agrees to pay a "late charge" of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

     Lender is hereby authorized by Borrower to endorse on Lender's books and records the Loan made by Lender under this Note and the amount of each payment or prepayment of principal of such Loan received by Lender; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to the Loan made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

     Borrower promises to pay Lender all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof.
Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Lender in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

     This Note shall be governed by, and construed in accordance with, the laws of the State of California.

                              CORVIS CORPORATION



                              By:  ______________________________
                              Name:  ______________________________
                              Its:_________________________________

                                  Exhibit "C"
                           FORM OF BORROWING REQUEST

[Date]


Venture Lending & Leasing II, Inc., as Agent
2010 North First Street, Suite 310
San Jose, CA  95131

          Re:  Corvis Corporation
               ------------------

Gentlemen:

     Reference is made to the Amended and Restated Loan Agreement dated as of June 30, 1999 (as amended from time to time, the "Loan Agreement", the capitalized terms used herein as defined therein), among Corvis Corporation (the "Company"), you and the Lenders.

     The undersigned is the _____________________ of the Company, and hereby requests on behalf of the Company a Loan under the Loan Agreement, and in that connection certifies as follows:

     1. The type of the proposed Loan is [an Equipment Loan][a Working Capital Loan]. The amount of the proposed Loan is ___________________________ and __/100 Dollars ($______________). The Borrowing Date of the proposed Loan is
___________ __, 199_.

     2. [If an Equipment Loan] The amount of the Equipment Loan does not exceed 100% of the invoice amounts of all Equipment being financed with the proceeds of such Loan, as provided in Section 2.1(b) of the Loan Agreement.

          [If a Working Capital Loan] The Company is currently in compliance with, and after giving effect to the proposed Loan will be, in compliance with the Borrowing Base.

     3. As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, the representations and warranties of the Company contained in Article 3 of the Loan Agreement are true and correct, and the conditions precedent described in
Article 4 of the Loan Agreement have been met.

     4. No Material Adverse Change has occurred since the date of the most recent financial statements submitted to you by the Company.

     [5.  Any other applicable representations or conditions]

     The Company shall notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

                              Very truly yours,



                              ______________________________
                              Name:_________________________
                              Title: * _____________________

-----------------------
* Must be executed by Borrower's Chief Financial Officer or other executive officer.

                                  Exhibit "D"

                             COMPLIANCE CERTIFICATE

Venture Lending & Leasing II, Inc., as Agent
2010 North First Street, Suite 310
San Jose, CA  95131

     Re:  Corvis Corporation
          ------------------

Gentlemen:

     Reference is made to the Amended and Restated Loan Agreement dated as of June 30, 1999 (as the same has been and may be amended from time to time, the "Loan Agreement", the capitalized terms used herein as defined therein), among Corvis Corporation (the "Company"), you and the Lenders.

     The undersigned authorized representative of the Company hereby certifies that in accordance with the terms and conditions of the Loan Agreement, the Company is in complete compliance for the financial reporting period ending ___________ with all required financial reporting and financial tests under the Loan Agreement, except as noted below. Attached herewith are the required documents supporting the foregoing certification. The undersigned further certifies that the accompanying financial statements have been prepared in accordance with Generally Accepted Accounting Principles, and are consistent from one period to the next, except as explained below.

         Indicate compliance status by circling Yes/No under "Complies"

REPORTING REQUIREMENT                           REQUIRED            COMPLIES
Interim Financial Statements             Monthly within 30 days     YES / NO
Audited Financial Statements             FYE within 90 days         YES / NO

FINANCIAL COVENANTS                      REQUIRED                   COMPLIES

Calculation of Value of Eligible
Inventory, Eligible Accounts and
Aging and Reconciliation of
Accounts Receivable *                    Monthly within 30 days     YES / NO

Customer Listing                         FYE within 90 days         YES / NO

Minimum Monthly Profits                  Monthly within 30 days     YES / NO

Minimum Free Cash and                    At least $15 MM at all     YES/NO
Cash Equivalents                         times after $25 MM of
                                         Loans funded





REQUIRED EXPLANATIONS:

_______________________________________________________________________________

_______________________________________________________________________________

                              Very Truly Yours,


                              ____________________________________
                              Name:   _____________________________

                              Title:  _____________________________ **

-----------------
* Attach information sufficient to identify each account debtor by name, address and contact person, and amount outstanding.
** Must be executed by Borrower's Chief Financial Officer or other executive officer.

                                  Exhibit "E"

                           BORROWING BASE CERTIFICATE

Borrower: Corvis Corporation                                     Lender:        Venture Lending & Leasing II, Inc.
                                                                                and Group Lenders
ACCOUNTS RECEIVABLE
      1.  Accounts Book Value as of _______________                                               ______________$
      2.  Additions (please explain on reverse)                                                   ______________$
      3.  Total Accounts                                                                          ______________$
          Accounts receivable deductions (without duplication):
      4.  Amounts over 90 days due                                                                ______________$
      5.  Other deductions (please explain on reverse)                                            ______________$
      6.  Total Accounts deductions                                                               ______________$
      7.  Total Eligible Accounts (line #3 minus line #6)                                         ______________$
      8.  80% of line #7                                                                          ______________$
CASH
      9.  Cash on Hand [and if being submitted with a Borrowing
          Request, the amount of the proposed Loan]                                               ______________$
     10.  Cash Equivalents                                                                        ______________$
     11.  75% of Total of lines #9 and #10
ELIGIBLE INVENTORY
     12.  Inventory Value as of __________                                                        ______________$
          [see attached listing of amounts on eligible purchase orders]
     13.  65% of line #12                                                                         ______________$
BORROWING BASE
     14.  Borrowing Base (total of Lines #8, #11 and #13)                                         ______________$
     15.  Is Line 14 equal to or greater than 100% of Line 19?
                                                                                        Yes ___  (In compliance)
                                                                                      No ___ (Not in compliance)
          BALANCES AND AVAILABILITY
     16.  Total of Commitments                                                                      ____________$
     17.  Aggregate Original Amount of Prior Working Capital Loans                                ______________$
     18.  Aggregate Original Amount of Prior Equipment Loans                                      ______________$
     19.  Present balance owing to Lenders on all Working Capital Loans                           ______________$
     20.  Remaining Availability for Equipment Loans
          (line #16, minus lines #17 and #18)                                                     ______________$
     21.  Remaining Availability for Working Capital Loans
          (lesser of: line #14 minus line #19; or
          line #16 minus lines #17 and #18 )                                                      ______________$
[If Lien on Accounts has been subordinated pursuant to Section 2.16]
     22.  Amount Outstanding Under Other Working Capital Loan Facility                             _____________$
     23.  100% of Lines 7, 9, 10 and 12                                                            _____________$
     24.  Does Line 23 exceed total of Lines 19 and 22?                                 Yes ___  (In compliance)
                                                                                      No ___ (Not in compliance)

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan Agreement among the undersigned, Venture Lending & Leasing II, Inc., as Agent, and the Lenders party thereto.


COMMENTS:

________________________________________________________________________________
By:  ___________________________
     Authorized Signer

                                  Exhibit "F"

                           Form of Security Agreement

                                  Exhibit "G"

                                Form of Warrant

                         EXHIBIT TO FINANCING STATEMENT
                                    against
                         CORVIS CORPORATION ("Debtor")
                                  in favor of
         VENTURE LENDING & LEASING II, INC., as Agent ("Secured Party")
              ___________________________________________________

Item 4 continued:

     All of the following personal property of Debtor now owned or hereafter acquired or arising (defined herein as the "Collateral"):

     All Debtor's Accounts, Deposit Accounts, Equipment, Fixtures, General Intangibles, Goods, Inventory, Rights to Payment, Investment Property and securities now owned or hereafter acquired (but excluding Intellectual Property), wherever located, and whether held by Debtor or any third party, and all royalties, proceeds and products thereof, including all insurance and condemnation proceeds ("Proceeds"), and all monies now or at any time hereafter in the possession or under the control of Secured Party or a bailee or affiliate of Secured Party, including any cash collateral in any cash collateral or other account, and all Records.

     "Account" means a right to payment for goods sold or leased by Debtor or for services rendered by Debtor, which right is not evidenced by an instrument or chattel paper, whether or not earned by performance.

     "Deposit Accounts" means all Debtor's demand, time, savings, passbook or similar accounts maintained with a financial institution or credit union, other than accounts evidenced by a negotiable certificate of deposit.

     "Equipment" means all of Debtor's equipment now owned or hereafter acquired, including but not limited to machinery, machine parts, furniture, furnishings and all tangible personal property used in the business of Debtor and all such property which is or is to become fixtures on real property, and all improvements, replacements, accessions and additions thereto, wherever located, and all proceeds thereof arising from the sale, lease, rental or other use or disposition of any such property, including all rights to payment with respect to insurance or condemnation, returned premiums, or any cause of action relating to any of the foregoing.

     "Fixtures" means all items of personal property of Debtor that are so related to the real property upon which they are located that an interest in them arises under real property law, and improvements, replacements, parts, accessions and additions thereto, and substitutions therefor.

     "General Intangibles" means all personal property of Debtor, other than Goods, not otherwise defined as Collateral, including without limitation all interests or claims in insurance policies; licenses, permits, franchises and like privileges or rights issued by any governmental or regulatory authority; income tax refunds; customer lists; claims and causes of action (whether in contract, tort or otherwise), judgments and all guaranty claims, co-op memberships, leasehold interests in personal property, security interests or other security held by or guaranteed to the Debtor to secure the payment by an account debtor of any of the Accounts.

     "Intellectual Property" means all of Borrower's literary property, trade names, trade name rights, Trademarks, Trademark rights, copyrights, Patents, and all applications and licenses therefor;

     "Goods" means all money and other personal property of Debtor, other than General Intangibles, not otherwise defined as Collateral.

     "Inventory" means all Debtor's raw materials, advertising, packaging and shipping materials, work in process, finished goods and goods held for sale or lease or furnished under contracts of service, and all returned and repossessed goods, and all goods covered by documents of title, including warehouse receipts, bills of lading and all other documents of every type covering all or any part of the Collateral.

     "Investment Property" has the meaning ascribed to it in Section 9115 of the California Uniform Commercial Code.

     "Patents" means all of the following: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and (ii) all reissues, divisions, continuations, continuations-in-part, renewals or extensions thereof.

     "Records" means all Debtor's computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning or evidencing Collateral .

     "Rights to Payment" means all Debtor's accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any contract or any commercial or standby letter of credit.

     "Trademarks" means all of the following: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or will appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all goodwill of business symbolized by any of the foregoing, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and (ii) all reissues, divisions, continuations, continuations-in-part, renewals or extensions thereof.

                                AMENDMENT NO. 1
                                      TO
                      AMENDED AND RESTATED LOAN AGREEMENT


     This Amendment No. 1 to Amended and Restated Loan Agreement (this "Amendment") is dated as of August 31, 1999, by and among Corvis Corporation ("Borrower"), and Venture Lending & Leasing II, Inc., in its capacity as Agent for the Lenders ("Agent") and as a Lender (individually "VLL") and the lenders listed on the signature page hereto ("Lenders").

                                    Recitals
                                    --------

     A. Lenders, Agent and Borrower are parties to an Amended and Restated Loan Agreement dated as of June 30, 1999 (as amended, modified and supplemented from time to time, the "Loan Agreement").

     B. The parties hereto wish to amend the Loan Agreement to reflect the fact that prior to the first Borrowing Date under the Loan Agreement, VLL increased its Commitment under the Loan Agreement from $10,000,000 to $10,500,000, which increased the Total Commitment from $39,500,000 to $40,000,000.

     C. On or about the date of this Amendment, VLL will also assign Two Million Five Hundred Thousand Dollars ($2,500,000) of its Commitment to Heller Financial, Inc. ("Heller") as contemplated under Section 10.2 of the Loan Agreement. The parties hereto also wish to amend the Loan Agreement to reflect that assignment and to clarify certain of its provisions.

     D. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   Article I
                          Amendments to Loan Agreement
                          ----------------------------

     This Amendment shall be deemed to be an amendment to the Loan Agreement and shall not be construed in any way as a replacement or substitution therefor.
All of the terms and conditions of, and terms defined in, this Amendment are hereby incorporated by reference into the Loan Agreement as if such terms and provisions were set forth in full therein.

     1.1 Exhibit "A" to the Loan Agreement is deleted in its entirety and replaced with the attached Exhibit "A".

     1.2 The definition of "Default Rate" in Section 1.1 of the Loan Agreement, entitled "Definitions," is amended and restated as follows: "'Default Rate' is defined in Section 2.13."

     1.3 The phrase "and the" is added to the first sentence of Subsection (h) of the definition of "Permitted Liens" after the phrase "by the Agent" and before the phrase "Lenders in writing prior to the Closing Date".

     1.4 The words "release or" in the final sentence of Section 2.16(c) of the Loan Agreement are hereby deleted.

     1.5 The third sentence of Section 9.1 of the Loan Agreement is amended by adding the words "other party's" after the phrase "[t]he Agent shall not be responsible to the Lenders for any" and before the phrase "recitals, statements, representations, or warranties".

     1.6 Section 9.3 of the Loan Agreement is hereby amended by adding the phrase "Except to the extent that it has knowledge in its role as a Lender," before the first sentence of that section.

     1.7 Section 10.7(b) of the Loan Agreement is amended and restated as follows:

     "Each Lender shall indemnify Borrower against, and hold Borrower harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys' fees and costs) and other amounts incurred by Borrower arising from the failure of such Lender to comply with any law, rule, regulation, order or directive applicable to such Lender's business; provided, however, that this indemnification shall not apply to any of the foregoing incurred solely as the result of the gross negligence or willful misconduct of Borrower or any of its officers, directors or agents. The foregoing provision shall have no effect on any rights to contribution, subrogation, or any other legal or equitable rights that any Lender may have with respect to any other Lender."


                                   Article II
                                 Miscellaneous
                                 -------------

     2.1 Upon surrender by VLL of its original Warrant for 136,657 shares of Borrower's Series E Preferred Stock issued pursuant to Section 2.18 of the Loan Agreement based on VLL's original Commitment of $10,000,000, the Borrower shall reissue to VLL a replacement Warrant for 109,325 shares of Series E Preferred Stock, and shall issue to Heller a warrant for 34,164 shares of Series E Preferred Stock.

     2.2 Upon surrender of the original Note made by Borrower in favor of VLL for $3,937,500, the Borrower shall reissue to VLL a replacement Note in the amount of $3,000,000 and shall issue to Heller a Note in the amount of $937,000.

     2.3 The Loan Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed to be amended hereby to the extend necessary, if any, to give effect to the provisions of this Amendment. Except as so amended hereby, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

     IN WITNESS WHEREOF, Borrower, Agent and Lenders have executed this Amendment as of the date set forth in the preamble hereto.

     BORROWER:           CORVIS CORPORATION
     --------

                         By:  ______________________________
                         Name:  ______________________________
                         Title:  ______________________________



     LENDERS:            VENTURE LENDING & LEASING II, INC.,
     -------             as a Lender and in its capacity as Agent

                         By:  ______________________________
                         Name:  ______________________________
                         Title:  ______________________________


                         MMC/GATX PARTNERSHIP NO. 1
                         By:  GATX Capital Corporation, its General Partner

                         By:  ____________________________
                         Name:  ______________________________
                         Title:  ______________________________

                         THIRD COAST CAPITAL
                         a division of DVI Financial Services, Inc.

                         By:  ______________________________
                         Name:  ______________________________
                         Title:  ______________________________

                         PRIVATE EQUITY FINANCE, LTD.

                         By:  ______________________________
                         Name:  ______________________________
                         Title:  ______________________________

                         FINOVA CAPITAL CORPORATION


                         By:  ______________________________
                         Name:  ______________________________
                         Title:  ______________________________

                         LINC CAPITAL, INC.


                         By:  ______________________________
                         Name:  ______________________________
                         Title:  ______________________________

                         LIGHTHOUSE CAPITAL PARTNERS III. L.P.


                         By:  ______________________________

                         By:  ______________________________
                         Name:  ______________________________
                         Title:  ______________________________

                         COMDISCO, INC.

                         By:  ______________________________
                         Name:  ______________________________
                         Title:  ______________________________

                         TRANSAMERICA BUSINESS CREDIT CORPORATION

                         By:  ______________________________
                         Name:  ______________________________
                         Title:  ______________________________

                         HELLER FINANCIAL, INC.

                         By:  ______________________________
                         Name:  ______________________________
                         Title:  ______________________________

                                  Exhibit "A"

             Addresses; Commitments; Wire Instructions for Payments

-----------------------------------------------------------------------------------------------
Name of Lender and Address for Notices  Wire Transfer Instructions (or address)     Commitments
                                        for Payments
-----------------------------------------------------------------------------------------------
Venture Lending & Leasing II, Inc.      Bank Name:  Investors Bank & Trust          $8,000,000
2010 North First Street, Suite 310      ABA Routing No.: 011001438
San Jose, CA  95131                     Bank Address:
Fax: 408-436-8625                       Account No. 8421183
salg@westerntech.com                    F/C Client Funds #56930395
                                        Attn:  Bill Maxwell
-----------------------------------------------------------------------------------------------
MMC/GATX Partnership No. 1              Bank Name: NationsBank                      $3,500,000
c/o Meier Mitchell & Company            Bank Address:  Dallas, TX 75202
4 Orinda Way, Suite 200B                ABA Routing No.: 111000012
Orinda, CA  94563                       Account No. 3750878673
Fax: 925-254-9528                       Reference:  Corvis Invoice #_______
email: kandrus@meiermitchell.com
-----------------------------------------------------------------------------------------------
Private Equity Finance Ltd.             Bank Name: Bank J. Vontobel & Co. AG        $5,000,000
P.O. Box 30846 SMB                      Bank Address:  Bahnhofstrasse 3
Grand Pavilion Commerce Center                         CH-8022
West Bay Road                                          Zurich, Switzerland
Grand Cayman, Cayman Islands            SWIFT Code: VONTCHZZ
British West Indies                     Account: PEHFIN CAY
Fax: 001-345-945-9006                   Beneficiary: Private Equity Holding
email: vbtcman@candw.ky                 Finance Ltd., Grand Cayman
       ----------------                 Reference:  Corvis Invoice #___
-----------------------------------------------------------------------------------------------
Third Coast Capital, a division of      Bank Name: Fleet Bank, N.A.                 $5,000,000
DVI Financial Services, Inc.            Bank Address:  New York, NY
Attn: Director of Operations            ABA Routing No.: 021 200 339
900 N. Franklin Street, Suite 850       Account No. 2181-01-6540
Chicago, IL  60610                      Account Name: DVI Financial Services/
Fax: 312-337-2567                       Third Coast Capital
email for administrative contact,       Reference:  Corvis Invoice #___
Mark Tarinelli:
mark@thirdcoastcapital.com
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
FINOVA Capital Corporation              Bank Name:  Citibank, N.A.                  $ 5,000,000
10 Waterside Drive                      Bank Address:  New York, NY
Farmington, CT 06032                    ABA Routing No.:  021000089
Attn:  Linda Moschitto                  Account No. 4072-7239
Fax:  860-676-1814                      For the account of Finova Capital
                                        Corporation
                                        Reference:
                                        Attn:  Kelly Semrau
-----------------------------------------------------------------------------------------------
LINC Capital, Inc.                      Bank Name:  Fleet Bank, N.A.                $ 2,000,000
303 East Wacker Drive, 10/th/ Floor     Bank Address:
Chicago, IL 60601                       ABA Routing No.:  021-200-339
Attn: Amara Moreau                      Account No. 2181-01-8122
Fax:  312-938-4290                      Reference:  Corvis Invoice #___
email:  amoreau@linccap.com
-----------------------------------------------------------------------------------------------
Lighthouse Capital Partners III, L.P.   Bank Name:  Imperial Bank                   $ 5,000,000
c/o Lighthouse Capital Partners         Bank Address:  Santa Clara Valley
100 Drake's Landing Road                Regional Office
Suite 260                               ABA Routing No.:  122201444
Greenbrae, CA 94904-3121                Account No. 20-007-605
Attn:  Director of Operations           Credit to Lighthouse Capital Partners
Fax:  415-925-3387                      III, L.P.
email:  darren@lighthse.com
-----------------------------------------------------------------------------------------------
Transamerica Business Credit            Bank Name:  The First National Bank of      $ 3,000,000
Corporation                             Chicago
76 Batterson Park Road                  Bank Address:  One First National Plaza,
Farmington, CT 06032-2571               Chicago, IL 60670
Fax: 860-677-6473                       ABA Routing No.:  071-000-013
                                        Account No.:  55-75427
                                        Reference:  Corvis Invoice #___
-----------------------------------------------------------------------------------------------
Comdisco, Inc.                          Bank Name:  Bank of America                 $ 1,000,000
6111 N. River Road                      Bank Address:  231 So. LaSalle, Chicago,
Rosemont, IL 60018                      IL
Attn:  Venture Group                    ABA Routing No.:
Administrative contact:                 071000039
Vika Tonga                              Account No. 81882-00644
Comdisco Ventures                       Attn:  Dave Reynolds
3000 Sand Hill Road
Bldg. 1, Suite 155
Menlo Park, CA 94025
Fax:  650-854-4026
email:  vftonga@comdisco.com
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Heller Financial, Inc.                  Bank Name:  ______________________          $ 2,500,000
50 Beale Street, Suite 1600             Bank Address:_____________________
San Francisco, CA 94105                 _________________________________
Fax: 415-356-1301                       ABA Routing No.: _________________
                                        Account No.:  _________________
                                        Reference:  Corvis Invoice #___
-----------------------------------------------------------------------------------------------
                                                                 Total Commitments  $40,000,000
-----------------------------------------------------------------------------------------------
Borrower's Address for Notices:
Corvis Corporation
7015 Albert Einstein Drive
Columbia, MD  21046
Phone: 443-259-4000
Fax: 443-259-4444
-----------------------------------------------------------------------------------------------

                                AMENDMENT NO. 2
                                       TO
                      AMENDED AND RESTATED LOAN AGREEMENT


     This Amendment No. 2 to Amended and Restated Loan Agreement (this "Amendment") is dated as of March __, 2000, by and among Corvis Corporation ("Borrower"), and Venture Lending & Leasing II, Inc., in its capacity as Agent for the Lenders ("Agent") and as a Lender (individually "VLL") and the lenders listed on the signature page hereto ("Lenders").

                                    Recitals
                                    --------

     A. Lenders, Agent and Borrower are parties to an Amended and Restated Loan Agreement dated as of June 30, 1999 (as amended, modified and supplemented from time to time, the "Loan Agreement").

     B. The parties hereto wish to amend the Loan Agreement to permit Borrower to incur or issue up to $10,000,000.00 of additional indebtedness.

     C. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   Article I
                          Amendments to Loan Agreement
                          ----------------------------

     This Amendment shall be deemed to be an amendment to the Loan Agreement and shall not be construed in any way as a replacement or substitution therefor.
All of the terms and conditions of, and terms defined in, this Amendment are hereby incorporated by reference into the Loan Agreement as if such terms and provisions were set forth in full therein.

     1.1  Section 6.1 of the Loan Agreement is amended by adding a new clause
(e) at the end thereof as follows: "Up to $10,000,000.00 of Indebtedness in addition to Indebtedness permitted under clauses (a) through (d) above.


                                   Article II
                                 Miscellaneous
                                 -------------

     2.1 The Loan Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed to be amended hereby to the extend necessary, if any, to give effect to the provisions of this Amendment. Except as so amended hereby, the Loan

Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

     IN WITNESS WHEREOF, Borrower, Agent and the undersigned Lenders, who constitute Majority Lenders, have executed this Amendment as of the date set forth in the preamble hereto.

     BORROWER:           CORVIS CORPORATION
     --------
                         By:  ______________________________
                         Name:  ____________________________
                         Title:  ___________________________


     LENDERS:            VENTURE LENDING & LEASING II, INC.,
     -------             as a Lender and in its capacity as Agent

                         By:  ______________________________
                         Name:  ____________________________
                         Title:  ___________________________


                         MMC/GATX PARTNERSHIP NO. 1
                         By:  GATX Capital Corporation, its General Partner

                         By:  ______________________________
                         Name:  ____________________________
                         Title:  ___________________________

                         THIRD COAST CAPITAL
                         a division of DVI Financial Services, Inc.

                         By:  ______________________________
                         Name:  ____________________________
                         Title:  ___________________________

                         PRIVATE EQUITY FINANCE, LTD.

                         By:  ______________________________
                         Name:  ____________________________
                         Title:  ___________________________

                         FINOVA CAPITAL CORPORATION

                         By:  ______________________________
                         Name:  ____________________________
                         Title:  ___________________________

                         LINC CAPITAL, INC.

                         By:  ______________________________
                         Name:  ____________________________
                         Title:  ___________________________

                         LIGHTHOUSE CAPITAL PARTNERS III. L.P.

                         By:  ______________________________

                         By:  ______________________________
                         Name:  ____________________________
                         Title:  ___________________________

                         COMDISCO, INC.

                         By:  ______________________________
                         Name:  ____________________________
                         Title:  ___________________________

                         TRANSAMERICA BUSINESS CREDIT CORPORATION

                         By:  ______________________________
                         Name:  ____________________________
                         Title:  ___________________________

                         HELLER FINANCIAL, INC.

                         By:  ______________________________
                         Name:  ____________________________
                         Title:  ___________________________